                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(A) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                        BRC HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                               BRC HOLDINGS, INC.
                               2828 NORTH HASKELL
                              DALLAS, TEXAS 75204

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 11, 1999

                            ------------------------

To the Stockholders of

  BRC HOLDINGS, INC.:

    NOTICE IS HEREBY given that a Special Meeting of Stockholders (the "Meeting") of BRC Holdings, Inc. (the "Company") will be held at 9:00 a.m. on February 11, 1999 at the offices of Affiliated Computer Services, Inc. located at 2828 North Haskell, Dallas, Texas 75204, for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 19, 1998 (the "Merger Agreement") among the Company, ACS Acquisition Corporation (the "Purchaser") and Affiliated Computer Services, Inc., a Delaware corporation (the "Parent"), and the merger of Purchaser with and into the Company as contemplated in the Merger Agreement. The full text of the Merger Agreement is attached as EXHIBIT A to the accompanying proxy statement; and

    2. To transact such other business as may properly come before the Meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on December 23, 1998 as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof.

    A list of Stockholders of the Company entitled to notice of and to vote at the meeting will be available for examination at the Meeting and during ordinary business hours from December 23, 1998 to the date of the Meeting at the principal offices of the Company at the address set forth above.

    Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding Common Stock of the Company.

    You are cordially invited to attend the Meeting.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                          By order of the Board of Directors,

                                          /s/ DAVID W. BLACK

                                          David W. Black
                                          SECRETARY

January 8, 1999

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
INTRODUCTION...............................................................................................           1

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS.................................................           1

THE SPECIAL MEETING........................................................................................           2
  General..................................................................................................           2
  Record Date..............................................................................................           2
  Purpose of the Special Meeting; Recommendation of the Board of Directors.................................           2
  Proxies; Vote Required...................................................................................           2
  Principal Stockholders of the Company....................................................................           3
  Appraisal Rights.........................................................................................           4
  "Going Private" Transactions.............................................................................           7
  Proxy Solicitation and Expenses..........................................................................           7

THE MERGER.................................................................................................           8
  General..................................................................................................           8
  Background of the Merger.................................................................................           8
  Recommendation of the Board; Reasons for the Merger......................................................          13
  Opinion of Donaldson, Lufkin & Jenrette..................................................................          15
  Certain Information Concerning the Company, the Purchaser and Parent.....................................          20
  The Surviving Corporation Following the Merger...........................................................          20
  Government Approvals.....................................................................................          21
  Interests of Certain Persons in the Merger...............................................................          23
  Source of Funds..........................................................................................          24
  Stockholder Litigation...................................................................................          25

THE MERGER AGREEMENT.......................................................................................          26

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES...............................................................          31

MARKET FOR THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.....................................          33

SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY........................................................          34

SELECTED CONSOLIDATED FINANCIAL DATA OF PARENT.............................................................          35

AVAILABLE INFORMATION......................................................................................          36

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................................          36

STOCKHOLDER PROPOSALS......................................................................................          36

OTHER MATTERS..............................................................................................          37

EXHIBITS:
A    Merger Agreement
B    Opinion of Donaldson, Lufkin & Jenrette Securities Corporation
C    Delaware General Corporation Law Section 262

                                PROXY STATEMENT

                             ---------------------

                               BRC HOLDINGS, INC.
                               2828 NORTH HASKELL
                              DALLAS, TEXAS 75204

                             ---------------------

                        SPECIAL MEETING OF STOCKHOLDERS
                               FEBRUARY 11, 1999

                             ---------------------

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of BRC Holdings, Inc., a Delaware corporation (the "Company" or "BRC"), for use at the Special Meeting of Stockholders (the "Meeting") to be held at 9:00 a.m. on February 11, 1999, at the offices of Affiliated Computer Services, Inc. located at 2828 North Haskell, Dallas, Texas 75204, and at any adjournments thereof.

    This Proxy Statement and the accompanying proxy card are first being mailed on or about January 8, 1999 to all Stockholders of the Company.

    At the Meeting, the Company's Stockholders will consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of October 19, 1998 (the "Merger Agreement"), among the Company, ACS Acquisition Corporation (the "Purchaser") and Affiliated Computer Services, Inc., a Delaware corporation (the "Parent"), and the merger of Purchaser with and into the Company (the "Merger") as contemplated by the Merger Agreement. The full text of the Merger Agreement is attached as EXHIBIT A hereto.

    The Board of Directors of the Company has approved the Merger and recommends that holders of the Company's Common Stock, par value $0.10 per share (the "Common Stock") vote FOR the approval of the Merger.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    This Proxy Statement contains forward-looking statements including statements containing the words "believes," "anticipates," "expects" and words of similar import. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that the Company believes might cause such differences are discussed in the cautionary statements accompanying the forward-looking statements in this Proxy Statement. In assessing forward-looking statements contained herein, readers are urged to read carefully all cautionary statements contained in this Proxy Statement.

                              THE SPECIAL MEETING

GENERAL

    This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Meeting of Stockholders to be held at 9:00 a.m. on February 11, 1999 at 2828 North Haskell, Dallas, Texas 75204.

RECORD DATE

    The Board of Directors of the Company has fixed the close of business on December 23, 1998 as the record date (the "Record Date") for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof. Accordingly, only holders of record of the Common Stock at the close of business on the Record Date will be entitled to vote at the Meeting, either by proxy or in person. As of the Record Date, there were 13,788,562 shares of Common Stock of the Company outstanding. Each share of Common Stock entitles the holder to one vote. There is no cumulative voting and there are no other voting securities of the Company outstanding.

PURPOSE OF THE SPECIAL MEETING; RECOMMENDATION OF THE BOARD OF DIRECTORS

    At the Meeting, holders of the Company's Common Stock will be asked to consider and vote upon the Merger of the Purchaser with and into the Company pursuant to the terms of the Merger Agreement. See "The Merger." A copy of the executed Merger Agreement (without exhibits and schedules) is included in this Proxy Statement as EXHIBIT A.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE MERGER.

PROXIES; VOTE REQUIRED

    As a result of the Purchaser's tender offer (the "Offer") to purchase 8,704,238 shares of Common Stock and the purchase of shares validly tendered in the Offer and not withdrawn, the Purchaser currently owns 8,704,238 shares of Common Stock (approximately 63% of the issued and outstanding shares of Common Stock, or no less than 51% of all the Common Stock that could be outstanding if all options were exercised). The Purchaser has informed the Company that it intends to vote "FOR" the Merger. Pursuant to the Delaware General Corporation Law (the "DGCL") and the Company's Bylaws, the vote of a majority of the issued and outstanding shares of Common Stock is required for the Merger to be approved. Based on the Purchaser's percentage ownership of the Common Stock as a result of its purchase of shares in the Offer and the Purchaser's stated intention to vote for the Merger, the stockholder vote at the Special Meeting will result in approval of the Merger.

    All properly executed proxies received by the Company prior to the Meeting and not revoked will be voted in accordance with the instructions marked thereon. Unless instructions to the contrary are marked thereon, proxies will be voted "FOR" the Merger. The Board of Directors of the Company knows of no business other than that mentioned herein, which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment. Any stockholder may revoke his or her proxy at any time prior to the exercise thereof by giving written notice to the secretary of the Company at the Company's address indicated above, by submitting a duly executed proxy bearing a later date, or by attending the Meeting and expressing a desire to vote in person. Attendance at the Meeting will not, in itself, constitute revocation of a proxy.

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in such holders name on the Record Date. The holders of the Common Stock have no cumulative voting rights. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

    The following table sets forth information concerning the Common Stock holdings of the directors and executive officers of the Company and the only persons known to the Company to be the beneficial owners of 5% or more of Common Stock or other voting stock of the Company at December 23, 1998:

                                                                                  NUMBER OF        PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                               SHARES        OUTSTANDING SHARES
--------------------------------------------------------------------------------  ---------      ------------------

ACS Acquisition Corporation.....................................................  8,704,238            63.1%

Matador Capital Management Corporation (1)......................................    963,850             7.0%

Robert E. Masterson.............................................................     60,019(2)            *%

Paul T. Stoffel.................................................................     90,696(3)            *%

Jeffrey A. Rich.................................................................  8,704,238(4)         63.1%

Henry G. Hortenstine............................................................  8,704,238(4)         63.1%

David W. Black..................................................................  8,704,238(4)         63.1%

Jerrold L. Morrison (5).........................................................    393,210(6)          2.8%

Bernard J. Owens................................................................    241,108(7)          1.7%

William J. Fosick...............................................................     83,824(8)            *%

Harvey V. Braswell..............................................................    152,763(9)          1.1%

All directors and officers as a group (9 persons)...............................  1,021,620(10)         6.9%

------------------------

*   Less than 1%.

(1) The address of Matador Capital Management Corporation is 200 First Avenue North, Suite 206, St. Petersburg, Florida 33701.

(2) Includes 60,000 shares that are beneficially owned pursuant to options to purchase Common Stock which fully vested upon the consummation of the Offer.

(3) Includes 60,000 shares that are beneficially owned pursuant to options to purchase Common Stock which fully vested upon the consummation of the Offer.

(4) All of the shares of Common Stock listed are owned by the Purchaser. Each of Messrs. Rich, Hortenstine and Black is an executive officer of the Purchaser and disclaims beneficial ownership of all such shares of Common Stock.

(5) No longer in the employment of the Company.

(6) Includes 390,000 shares that are beneficially owned pursuant to options to purchase Common Stock which fully vested upon the consummation of the Offer, and 2,232 shares which are held on Mr. Morrison's behalf by the Company 401(k) plan.

(7) Includes 214,000 shares that are beneficially owned pursuant to options to purchase Common Stock which fully vested upon the consummation of the Offer, and 2,068 shares which are held on Mr. Owens' behalf by the Company 401(k) plan.

(8) Includes 66,000 shares that are beneficially owned pursuant to options to purchase Common Stock which fully vested upon the consummation of the Offer.

(9) Includes 150,000 shares that are beneficially owned pursuant to options to purchase Common Stock which fully vested upon the consummation of the Offer, and 363 shares which are held on Mr. Braswell's behalf by the Company 401(k) plan.

(10) Includes a total of 940,000 shares that are beneficially owned pursuant to options to purchase Common Stock which fully vested upon the consummation of the Offer, includes a total of 4,663 shares which are held by the Company 401(k) plan, and excludes the shares described in (4) above.

APPRAISAL RIGHTS

    Holders of shares of Common Stock are entitled to appraisal rights under
Section 262 of the Delaware General Corporation Law ("Section 262"), provided that they comply with the conditions established by Section 262.

    Section 262 is reprinted in its entirety as Exhibit C to this Proxy Statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Exhibit C. This discussion and Exhibit C should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights.

    A record holder of shares of Common Stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the effective time of the Merger (the "Effective Time"), who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the Merger nor consents thereto in writing will be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of his or her shares of Common Stock. All references in this summary of appraisal rights to a "stockholder" or "holders of shares of Common Stock" are to the record holder or holders of shares of Common Stock. Except as set forth herein, stockholders of the Company will not be entitled to appraisal rights in connection with the Merger.

    Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, such as the Meeting, not less than 20 days prior to the meeting a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This Proxy Statement shall constitute such notice to the record holders of Common Stock.

    Holders of shares of Common Stock who desire to exercise their appraisal rights must not vote in favor the Merger and must deliver a separate written demand for appraisal to the Company prior to the vote by the stockholders of the Company on the Merger. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform the Company of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of the Common Stock. A proxy or vote against the Merger will not by itself constitute such a demand. Within ten days after the Effective Time, the Company must provide notice of the Effective Time to all stockholders who have complied with Section 262.

    A stockholder who elects to exercise appraisal rights should mail or deliver his or her written demand to:

               BRC Holdings, Inc.
               2828 North Haskell
               Dallas, Texas 75204
               Attn: David W. Black

    A person having a beneficial interest in shares of Common Stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. If the shares of Common Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner. If the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of Common Stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

    A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of Common Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Common Stock outstanding in the name of such record owner.

    Within 120 days after the Effective Time, either the Company or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on the Company in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. There is no present intent on the part of the Company to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that the Company will file such a petition or that the Company will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of Common Stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of shares of Common Stock not voting in favor of the Merger and with respect to which demands for appraisal were received by the Company and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the Company.

    If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Common Stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

    Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration (as defined in "The Merger--General"). Moreover, the Company does not anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of
Section 262, the "fair value" of a share of Common Stock is less than the Merger Consideration. In determining "fair value", the Delaware Court is required to take into account all relevant factors. In WEINBERGER V. UOP, INC., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In CEDE & CO. V. TECHNICOLOR, INC., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In WEINBERGER, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on the factual circumstances, may or may not be a stockholder's exclusive remedy in connection with transactions such as the merger.

    The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys' and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys' and expert witness expenses, although, upon application of a dissenting stockholder of the Company, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

    Any holder of shares of Common Stock who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

    At any time within 60 days after the Effective Time, any stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the Company. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease, and all holders of shares of Common Stock will be entitled to receive the consideration offered pursuant to the Merger Agreement. Inasmuch as the Company has no obligation to file such a petition, and the Company has no present intention to do so, any holder of shares of Common Stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to the Company a written withdrawal of his or her demand for appraisal and acceptance of the Merger Consideration, except (i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the Company and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

    FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS.

"GOING PRIVATE" TRANSACTIONS

    The Securities and Exchange Commission (the "Commission") has adopted Rule 13e-3 under the Exchange Act of 1934, as amended (the "Exchange Act") which is applicable to certain "going private" transactions and which may under certain circumstances be applicable to the Merger. The Purchaser seeks, through the Merger, to acquire the remaining shares of the Common Stock not held by it pursuant to the consummation of the Offer. The Purchaser and the Company believe, however, that Rule 13e-3 will not be applicable to the Merger. Rule 13e-3 requires, among other things, that certain financial information concerning the Company and certain information relating to the fairness of the proposed transaction and the consideration offered to minority stockholders in such transaction, be filed with the Commission and disclosed to stockholders prior to consummation of the transaction.

PROXY SOLICITATION AND EXPENSES

    The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. All expenses of this solicitation, including the cost of preparing, assembling, and mailing this proxy soliciting material and Notice of Meeting of Stockholders, will be paid by the Company. Solicitation of holders of Common Stock by mail, telephone, facsimile or by personal solicitation may be done by directors, officers and regular employees of the Company, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock as of the Record Date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable out-of-pocket expenses.

                                   THE MERGER

    THE TERMS AND CONDITIONS OF THE MERGER ARE CONTAINED IN THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS EXHIBIT A AND IS INCORPORATED HEREIN BY REFERENCE. The description in this Proxy Statement of the terms and conditions of the Merger is qualified in its entirety by, and made subject to, the more complete information set forth in the Merger Agreement. Capitalized terms used in this Proxy Statement but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement. STOCKHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE MERGER AGREEMENT IN ITS ENTIRETY.

GENERAL

    The Merger Agreement, which was executed and delivered by the Company, the Purchaser and Parent on October 19, 1998, provides for the Merger of the Purchaser (or any one or more direct or indirect wholly-owned subsidiaries of Parent incorporated under the laws of the state of Delaware) with and into the Company, with the Company surviving the Merger (as such, the "Surviving Corporation") as a wholly owned subsidiary of Parent. In the Merger, each outstanding share of Common Stock (other than shares of Common Stock owned by (i) Parent, the Purchaser, the Company, or any direct or indirect subsidiary of Parent or the Company or (ii) stockholders, if any, who are entitled to and who properly exercise dissenters' rights under Delaware law) will be converted into the right to receive the per share price paid in the Offer in cash, which price is $19.00 per share, without interest (the "Merger Consideration"). See "The Merger Agreement."

    The purpose of the Merger is for Parent to acquire the remaining equity interest in the Company it did not acquire in the Offer. Upon consummation of the Merger, the Company will become a wholly owned subsidiary of Parent. Accordingly, the Company's Common Stock will cease to be publicly traded and will no longer be quoted on the Nasdaq National Market.

BACKGROUND OF THE MERGER

    At various times over the past few years, senior executives of Parent and senior executives of the Company have had discussions regarding Parent's interest in exploring a possible business combination with the Company. In addition, from time to time in the past, representatives of the Company, including Paul Stoffel and the late P. E. Esping, the former Chairman and Chief Executive Officer of the Company, contacted or were contacted by third parties and engaged in general, but limited, discussions regarding the possibility of a material business transaction involving the Company or a substantial portion of its assets. These contacts involved approximately 23 companies (other than Parent) during the last three years. In some of these cases the Company entered into customary confidentiality and nondisclosure agreements with these third parties and provided some nonpublic information regarding the Company, its assets, financial condition and prospects. None of these discussions led to a proposal regarding the price, terms and structure of a transaction including the Common Stock. Of these companies, approximately half made contacts with or were contacted by, the Company during the period between January and September of 1998. Of these companies, most were provided non-public information concerning the Company.

    Of the companies with whom the Company had contact during 1998 (other than Parent), four, International Sourcing, Ltd. ("ISL"), Tyler Corporation, Condor Technology Solutions ("Condor") and FYI, Inc. ("FYI"), expressed interest in discussing a business combination with the Company. Discussions between representatives of these interested companies and one or more members of senior management of the Company then took place. Following discussions with senior management of the Company, one of these four companies, ISL, requested and conducted extensive due diligence concerning the Company, its assets and operations. In addition, at the request of Tyler Corporation, representatives of that company made a presentation to the Board on May 14, 1998 regarding Tyler Corporation and its businesses. In that presentation, representatives of Tyler Corporation discussed a number of possible transactions involving the Company, but made no specific proposals. No substantive discussions between Tyler Corporation and the Company followed this presentation.

    ISL had initially approached the Company in October 1997 regarding sponsoring a possible management led buyout. ISL is owned and controlled by Charles M. Young, a co-founder and former director and officer of Parent. Discussions between ISL and the Company continued until July 1998 with ISL expressing interest in leading a management buyout of the Company. In an affidavit filed by Richard Kneipper of ISL in connection the Matador litigation (as described in "--Stockholder Litigation"), Mr. Kneipper stated that ISL proposed to Mr. Esping in March 1998 a cash offer between $20-22.50 per Share. On July 6, 1998, in a letter to the Company's Board of Directors, ISL expressed its continued interest in leading a management buyout consisting of an all cash price of $21-22.50 per share, subject to the completion of additional due diligence, meetings with management and financing. In this letter, ISL also alleged that it had not been accorded the same access and treatment that other potential bidders for the Company were receiving. In a letter dated July 9, 1998 to ISL, the Company's counsel indicated that the Company's Board of Directors had significant concerns about the structure and financing of ISL's management buyout proposal, but stated that the Company would allow ISL to engage in additional financial due diligence. However, in a letter dated July 10, 1998 to ISL, the Company's counsel informed ISL that after further consideration the Company had determined that further discussions with ISL regarding the sponsorship by ISL of a management buyout or other corporate transaction were not in the best interests of the Company or its stockholders. By a letter dated July 29, 1998 from Mr. Kneipper, the Company was informed that ISL was continuing its efforts to finalize financing and its intent, once such financing is in place, was to submit a new offer. To date, the Company has not received any such offer, but in the affidavit filed in connection with the Matador litigation, Mr. Kneipper stated that ISL remains interested in pursuing negotiations with the Company regarding a transaction at a possible cash price higher than $19.00 per share of Common Stock. See "--Stockholder Litigation."

    At various meetings during August and September 1998, Condor expressed preliminary interest in acquiring the Company at a price of $21.00 per share, but has failed to respond since October 1, 1998 to contacts by the Company.

    FYI met with Jerrold L. Morrison, at the time the President and Chief Operating Officer of the Company, beginning in April 1998 to discuss a possible acquisition of the Company. During one of such meetings in 1998, FYI discussed a cash price between $20.00 to $21.00 per share. However, FYI deferred its interest shortly thereafter due to other activities and indicated that it would probably approach the Company again around the first to the middle of November 1998 regarding a possible transaction. To date, there have been no further substantive contacts between the Company and FYI.

    During the period of July and August 1996, Parent and the Company discussed the possibility of a business combination. These discussions were terminated in September 1996, prior to any discussions regarding price or structure.

    No further discussions occurred between the parties until May 1998 when Paul Stoffel, Chairman of the Board of the Company, contacted Jeffrey A. Rich, President and Chief Operating Officer of Parent regarding a possible meeting between the parties. Subsequently, Messrs. Stoffel and Rich met at Parent's offices where Messrs. Rich and Stoffel discussed the Company's business and the possibility of entering into a business combination. At the conclusion of the meeting, Mr. Stoffel suggested that Mr. Rich meet with Perry E. Esping, then Chairman and Chief Executive Officer of the Company.

    Mr. Stoffel undertook these activities with the expectation of receiving compensation should his efforts result in a transaction, although no written contract regarding these matters was entered into between Mr. Stoffel and the Company until October 18, 1998. See "Interests of Certain Persons in the Merger--Stoffel Agreement." During May of 1998, Mr. Esping suggested that the Company's Board consider retaining a nationally recognized investment banking concern for the purpose of soliciting acquisition proposals for the Company. The Board authorized Mr. Esping to interview investment banking firms and to report to the Board his recommendation regarding whether or not to retain such a firm. In the event that the Company were to have retained an investment banking concern, it was the Board's expectation that Mr. Stoffel would continue to be authorized to seek potential bidders for the Company and receive compensation should his efforts result in a transaction. It was the Board's expectation, however, that Mr. Stoffel would not receive compensation in the event that the Company engaged in a transaction with a third party attracted solely as a result of the efforts of investment bankers retained by the Company. Mr. Stoffel also believed that he was unlikely to receive any compensation for a transaction arising solely form the efforts of any third party investment banking firm.

    In late May 1998, Messrs. Esping, Stoffel and Rich met at Parent's offices. During the meeting, Mr. Esping discussed the Company's business and operations. Although no specific terms of a business combination were discussed during this meeting, it was agreed that Parent and the Company would enter into a Non-Disclosure Agreement and that the Company would provide Parent with various financial information regarding the Company.

    On June 15, 1998, Parent and the Company executed a Non-Disclosure Agreement. On June 17, 1998, Mr. Stoffel, Thomas E. Kiraly, Chief Financial Officer of the Company, and several representatives of Parent met at Parent's offices to review and discuss the Company's business and financial information.

    Prior to his death on June 30, 1998, Mr. Esping conducted an interview with at least one, and possibly as many as three, nationally recognized investment banking firms, but did not transmit any recommendation to the Board of the Company regarding this matter before he died. Following Mr. Esping's death, the Board continued to believe that interviewing investment bankers to assist with a possible sale of the Company was appropriate. However, no further steps were taken by or on behalf of the Company to retain investment bankers to solicit interest from third parties regarding a transaction with the Company.

    Prior to his death, Mr. Esping was the Company's principal representative in conducting discussions with third parties regarding a potential business transaction with the Company, including discussions with Parent. Following Mr. Esping's death, Mr. Stoffel became responsible for supervising the Company's contacts with all third parties regarding possible transactions, including contacts with third parties not initially identified by Mr. Stoffel. In that role, Mr. Stoffel was the Company's principal representative in the negotiations between the Company and Parent.

    During late June and early July, there were substantive but preliminary discussions among Messrs. Stoffel, Rich and John H. Rexford, Senior Vice President of Parent, regarding potential price per share and the potential structure of the transaction. On June 22, 1998, Mr. Rich called Mr. Stoffel and proposed a cash purchase of the Company's Common Stock of $18.00 per share, subject to satisfactory due diligence, negotiation of a definitive merger agreement and approval of the respective boards of directors of Parent and the Company. Mr. Stoffel rejected this proposal, suggesting that Parent should consider a higher proposal price. On June 29, 1998, Messrs. Rich and Rexford called Mr. Stoffel and proposed a $20.00 per share cash purchase price, subject to the same conditions.

    On July 1, 1998, Mr. Stoffel called Mr. Rexford and made a counter proposal of $21.00 per share, subject to satisfactory due diligence, negotiation of a definitive merger agreement and approval of the respective boards of directors of Parent and the Company. Later that day, Messrs. Rich, Stoffel and Rexford tentatively agreed to proceed towards a potential transaction whereby Parent would pay $21.00 per share.

    In anticipation of an offer from Parent, on or about July 2, 1998, Mr. Stoffel first contacted Donaldson, Lufkin & Jenrette Securities Corporation ("Donaldson, Lufkin & Jenrette") to discuss engaging that firm to render an opinion regarding the fairness, from a financial point of view, to the stockholders of the Company of the consideration to be received in a business combination between Parent and the Company. Donaldson, Lufkin & Jenrette indicated that it would begin work in anticipation of a meeting of the Company's Board to occur the following week. In connection with its efforts, Donaldson, Lufkin & Jenrette discussed with Mr. Stoffel his efforts to attract the interest of potential bidders for the Company. In addition to the companies previously contacted by Mr. Stoffel on behalf of the Company, Donaldson, Lufkin & Jenrette suggested that the Company consider contacting a major information technology provider about any interest it might have in acquiring the Company. Mr. Stoffel contacted the company identified by Donaldson, Lufkin & Jenrette, and following an initial expression of interest, provided it with nonpublic information concerning the Company. The company identified by Donaldson, Lufkin & Jenrette has not responded to further contacts from the Company.

    On July 6, 1998, representatives of Parent met with representatives of the Company, including, for the first time several of the Company's operating managers, to continue due diligence. On July 8, 1998, representatives of Donaldson, Lufkin & Jenrette met with the Company's Board and stated that Donaldson, Lufkin & Jenrette was proceeding with its work in connection with the preparation of the opinion requested by the Company's Board of Directors. Furthermore, representatives of Donaldson, Lufkin & Jenrette indicated on a preliminary basis that, if Donaldson, Lufkin & Jenrette were formally engaged by the Company and assuming that the consideration to be received by the stockholders of the Company in a business combination with Parent would be $21.00 per share in cash, Donaldson, Lufkin & Jenrette expected to be in a position to render an opinion that such consideration was fair to the stockholders of the Company from a financial point of view, subject to (i) satisfactory completion by Donaldson, Lufkin & Jenrette of its financial and business due diligence review, (ii) review and consideration by Donaldson, Lufkin & Jenrette of the structure and terms of the transaction as set forth in a merger agreement or other definitive agreements between the Company and Parent and (iii) completion of Donaldson, Lufkin & Jenrette's internal committee procedures, including approval of the opinion to be rendered by Donaldson, Lufkin & Jenrette by its fairness opinion committee. At the time Donaldson, Lufkin & Jenrette gave such preliminary indication to the Company's Board of Directors, the Company had not yet received from Parent a draft of the merger agreement or any other definitive agreements and, accordingly, Donaldson, Lufkin & Jenrette had not been provided with any information regarding the structure or terms of the transaction other than the proposed $21.00 per share price.

    Following this meeting with the Company's Board, however, on July 9, 1998, Messrs. Rich and Stoffel held a meeting at Parent's offices at which Mr. Rich advised Mr. Stoffel that, based upon the results of Parent's financial and business due diligence, including its discussions with the Company's operating managers, Parent was no longer interested in pursuing a transaction with the Company at the proposed cash purchase price of $21.00 per share or otherwise. At that point, discussions between the parties ceased until September 21, 1998 and, as a result of the termination of discussions with Parent, the Board did not formally engage Donaldson, Lufkin & Jenrette in July of 1998.

    On September 21, 1998, Mr. Stoffel, then Chairmen of the Company, called Mr. Rich to arrange a meeting. On September 24, 1998, Messrs. Stoffel, Rich and Rexford met at Parent's offices. At the meeting, Mr. Stoffel suggested to Messrs. Rich and Rexford that Parent should reevaluate a potential acquisition of the Company. Mr. Stoffel briefly updated Messrs. Rich and Rexford on the Company's business and affairs, and at that meeting, Mr. Rich indicated that he would reevaluate the potential for a transaction.

    On October 1, 1998, Messrs. Rich and Rexford contacted Mr. Stoffel and proposed a cash purchase of $16.00 per share. Mr. Stoffel immediately rejected this proposal and indicated that the Company would not be interested in pursuing a transaction at that price.

    On October 6, 1998, at the request of the Parent, Mr. Kiraly and several representatives of Parent met at Parent's offices to review and discuss the financial results and business prospects of the Company. Mr. Kiraly gave Parent's representatives an update on the financial performance of the Company, which included a detailed discussion of the operating results of each of the Company's divisions.

    On the afternoon of October 7, 1998, Mr. Rich asked to meet with Mr. Stoffel. At a meeting that evening, Mr. Rich proposed an offer of $18.00 per share, and later following negotiation, that offer was increased to $19.00 per share. Mr. Stoffel then agreed to submit the proposed $19.00 per share proposal to the Board. The next morning, following informal discussions with the Board, Mr. Stoffel called Mr. Rexford and indicated that the Board would support a cash purchase price of $19.00 per share subject to the negotiation of a definitive merger agreement.

    Mr. Stoffel contacted Donaldson, Lufkin & Jenrette again in October 1998 to discuss engaging Donaldson, Lufkin & Jenrette to render an opinion regarding the fairness, from a financial point of view, of the consideration to be received by holders of shares of Common Stock in a business combination between Parent and the Company.

    On October 9, 1998, Parent's counsel distributed a draft of the Merger Agreement to the Company's counsel. On October 10 and 11, 1998, senior management to the Company met with counsel to the Company and with Donaldson, Lufkin & Jenrette and reviewed the principal provisions of the Merger Agreement.

    On October 12, 1998, the Board met regarding the draft Merger Agreement at a meeting attended by counsel and senior management of the Company and by a representative of Donaldson, Lufkin & Jenrette. At that meeting, counsel and senior management of the Company reviewed the material provisions of the Merger Agreement and answered questions of members of the Board with regard thereto. Thereafter, the Board discussed a variety of issues relating to the structure of the transaction and material features of the Merger Agreement, including conditions of the Offer, provisions relating to the ability of the Company to terminate the Merger Agreement in the event that a third party should make a superior acquisition proposal, matters relating to termination fees and reimbursement of expenses, matters relating to the timing of the proposed transaction, the nature of the representations and warranties that the Company would be obligated to make and covenants concerning the Company's conduct of its business. Following this discussion, the Board gave instructions to its senior management and counsel regarding the continuation of negotiations with the Parent and the Purchaser.

    On October 12-14, 1998, meetings among the representatives of the Company and Parent were held during which negotiations on the Merger Agreement were conducted and additional legal and financial due diligence regarding the Company was conducted by Parent. Negotiations with respect to the Merger Agreement addressed, among other things, the number of shares of Common Stock to be purchased in the Offer, circumstances under which a termination fee would be payable, the amount of the termination fee, provisions imposing restrictions on the Company's ability to enter into a competing transaction, representations and warranties and conditions of the Offer.

    After these negotiations, Parent's counsel circulated a revised draft of the Merger Agreement on the evening of October 14, 1998, and on October 15, 1998, the negotiation of the Merger Agreement continued.

    On October 15, 1998, Parent's board of directors held a special meeting to discuss the proposed transaction. At the meeting, Parent's representatives reviewed the status of the proposed transaction, the results of Parent's due diligence review and the proposed terms of the Merger Agreement. At the conclusion of the meeting, Parent's board of directors unanimously approved the Offer, the Merger and the Merger Agreement and gave authority to Parent's representatives to finalize negotiations of the Merger Agreement.

    On October 15, 1998, the Board held a special meeting and discussed the status of the negotiations, the proposed terms of the Offer, the Merger and the Merger Agreement and received a report from counsel and senior management of the Company regarding the resolution of the issues previously identified to the Board and matters as to which the Board had given instructions to counsel and senior management. In addition, the Board authorized the retention of Donaldson, Lufkin & Jenrette to render an opinion that the consideration to be received by the holders of the Shares in the Offer and the Merger would be fair to such holders from a financial point of view, and Donaldson, Lufkin & Jenrette was so engaged on October 16, 1998. Following those discussions, the Board then directed its representatives to finalize negotiations relating to the Offer, the Merger and the Merger Agreement.

    On October 16, 1998, the parties concluded their negotiations regarding the Merger Agreement, and over the weekend of October 17-18, 1998, finalized the Merger Agreement and the Stock Tender Agreement.

    On October 18, 1998, the Board held a special meeting and discussed the terms of the Offer, the Merger and the Merger Agreement. At this meeting, Donaldson, Lufkin & Jenrette delivered to the Board its written opinion dated October 18, 1998 to the effect that, based upon and subject to the assumptions and limitations set forth therein, the consideration to be received by the holders of shares of Common Stock in the Offer and the Merger was fair to such holders from a financial point of view. The Board then unanimously approved the Offer, the Merger and the Merger Agreement (subject to modifications by the appropriate officers of the Company), and determined that the terms of the Offer, the Merger and the Merger Agreement are fair to, and in the best interests of the stockholders of the Company. In addition, determined to recommend that stockholders of the Company to accept the proposed Offer and tender their shares of Common Stock pursuant to the Offer.

    On October 19, 1998, Parent, the Purchaser, and the Company entered into the Merger Agreement, and Parent, the Purchaser and the Stock Tender Parties entered into the Stock Tender Parties entered into the Stock Tender Agreement. Separate press releases announcing the transaction were issued by Parent and the Company before the opening of the U.S. stock markets on the morning of October 19, 1998.

    On October 23, 1998, Parent and the Purchaser commenced the Offer.

    On October 30, 1998, a putative class action complaint was filed in the Court of Chancery of the State of Delaware against the Company, its directors, the Purchaser and Parent. See "Stockholder Litigation." On November 16, 1998, Parent and the Purchaser extended the expiration date of the Offer to 12:00 midnight, New York City time, on Monday, November 30, 1998.

    On November 30, 1998, Parent and the Purchaser further extended the expiration date of the Offer to 12:00 midnight, New York City time, on Monday, December 14, 1998.

    At the expiration of the Offer on December 14, 1998, a sufficient number of shares of Common Stock were tendered in the Offer and the Purchaser accepted for payment a total of 8,704,238 shares of Common Stock validly tendered in the Offer and not withdrawn.

RECOMMENDATION OF THE BOARD; REASONS FOR THE MERGER

    RECOMMENDATION OF THE BOARD. In accordance with the special meeting of the Board on October 18, 1998, the Board recommends that the Company's stockholders approve and adopt the Merger Agreement. In reaching its decision to recommend acceptance of the Merger, the Board determined that the Merger Consideration is fair to the Company's stockholders and that the Merger is in the best interests of the Company and its stockholders and is fair to the stockholders of the Company.

    REASONS FOR THE TRANSACTION. In reaching its conclusions described above, the Board asked for and received information, made certain judgments and considered a number of factors, including, without limitation, the following:

        (i) In reviewing the Merger, the Board considered presentations from, and reviewed the terms and conditions of the Merger with, senior executive officers of the Company, representatives of its legal counsel and representatives of its financial advisor, Donaldson, Lufkin and Jenrette;

        (ii) In reviewing the Merger, the Board also considered, among other things, information with respect to the financial condition, results of operations and business of the Company, on both a historical and prospective basis, and current industry, economic and market conditions. The Board also reviewed the historical market prices, price to earnings multiples and recent trading patterns of the Common Stock and considered the market prices and financial data related to other companies engaged in businesses similar to some or all of the businesses of the Company and the prices and premiums paid, and other terms, in recent acquisition transactions;

       (iii) In connection with its deliberations, the Board considered the results of efforts by the Company's management and members of the Board to solicit other expressions of interest or proposals from third parties with respect to a transaction with the Company;

        (iv) The Board engaged Donaldson, Lufkin & Jenrette to render a fairness opinion in connection with the approval of the Merger. Donaldson, Lufkin & Jenrette reviewed various financial and other information and delivered its written opinion to the Board to the effect that, based upon and subject to the assumptions and limitations set forth therein, the consideration to be received by the holders of shares of Common Stock is fair to such holders from a financial point of view. See "Opinion of Donaldson, Lufkin & Jenrette." A copy of the opinion of Donaldson, Lufkin & Jenrette is attached as Exhibit B hereto and is incorporated herein by reference;

        (v) In analyzing the consideration to be received by the Company's stockholders as a result of the Merger, the Board noted that $19.00 per share represents a 16.9% premium over the $16.25 per share closing price on The Nasdaq National Market on October 16, 1998, the last full trading day prior to public announcement of the execution of the Merger Agreement, and an 18.8% premium to the average closing price on The Nasdaq National Market for the 20 trading days preceding the public announcement of the execution of the Merger Agreement; in evaluating these premiums, the Board noted that the Company had large cash and investment balances for which premiums are not normally obtained;

        (vi) In reviewing the Merger, the Board noted that the Merger Agreement is structured to accommodate certain unsolicited third-party proposals to acquire the Company and specifically permits the Company to provide information to and negotiate or discuss such proposals if the Board determines, after consultation with and the advice of the Company's financial advisor and legal counsel, that to provide such information or to engage in such negotiations or discussions are consistent with the fiduciary duties of the Board under applicable law; and if a proposal is determined to be superior to the Merger, the Board would be permitted to recommend its approval to the stockholders of the Company (although the Company's ability to accept competing proposals is subject in certain cases to the obligation to pay Parent a termination fee of $10,000,000 plus all out-of-pocket fees and expenses incurred by the Purchaser and Parent in connection with the Offer and the Merger and the proposed consummation of the transactions contemplated in the Merger Agreement, not in excess of $3,000,000).

       (vii) Following the death of Mr. Esping, certain significant stockholders of the Company, including Kathryn Ayers Esping, Mr. Esping's widow and the Independent Executor of his estate, indicated to members of the Board of Directors, including Mr. Stoffel and Mr. Masterson, that as a result of Mr. Esping's death, they were interested in liquefying their respective investments in the Company. Although none of these stockholders proposed a specific transaction to the Company or the Board, in reviewing the Offer and the Merger, the Board discussed its understanding that Mrs. Esping and other stockholders of the Company were interested in obtaining liquidity for their investments in the Company. In addition, the Board also considered the fact that as a result of Mr. Esping's death, the Company had lost its Chief Executive Officer and that it would be necessary, if the Company were to continue as an independent business, to locate a suitable replacement for Mr. Esping. The interest of certain of the Company's stockholders in obtaining liquidity for their investment in the Company and the need to replace Mr. Esping as Chief Executive Officer of the Company, if the Company were to remain independent, were factors considered by the Board in reaching its decision to approve the Offer and the Merger Agreement.

    Based upon the foregoing and other factors, the Board determined that the Merger is in the best interests of the Company and its stockholders, and approved, by unanimous vote, the Merger and the Merger Agreement, and unanimously voted to recommend that stockholders of the Company approve and adopt the Merger Agreement.

    The foregoing discussion of the information and factors considered by the Company's Board of Directors is not intended to be exhaustive but is intended to include the material factors considered by the directors. In the view of the wide variety of factors considered by the Company's Board of Directors, the directors did not find it practical to, and did not, quantify or otherwise assign relative weight to the specific factors considered and individual directors may have ascribed differing weights to different factors.

OPINION OF DONALDSON, LUFKIN & JENRETTE

    Donaldson, Lufkin & Jenrette was engaged by the Company to render a written opinion to the Board as to the fairness to the stockholders of the Company, from a financial point of view, of the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement. On October 18, 1998, Donaldson, Lufkin & Jenrette delivered to the Board a written opinion (the "Opinion") to the effect that, as of such date and subject to the assumptions, limitations and other matters set forth therein, the consideration to be received by the holders of shares of Common Stock in the Offer and the Merger was fair to such holders from a financial point of view.

    THE FULL TEXT OF THE WRITTEN OPINION OF DONALDSON, LUFKIN & JENRETTE, WHICH SETS FORTH THE ASSUMPTIONS MADE, LIMITATIONS ON THE REVIEW UNDERTAKEN AND MATTERS CONSIDERED BY DONALDSON, LUFKIN & JENRETTE IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS EXHIBIT B. THE COMPANY'S STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY.

    The Opinion was prepared for the use and benefit of the Board in connection with its consideration of the Offer and the Merger and does not constitute a recommendation to any stockholder of the Company as to whether such stockholder should tender shares of Common Stock in the Offer or how such stockholder should vote on the Merger.

    Donaldson, Lufkin & Jenrette's engagement was limited to rendering an opinion with respect to the fairness from a financial point of view of the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement. Donaldson, Lufkin & Jenrette was advised by the Company that the consideration to be received by the holders of shares of Common Stock was determined through arm's-length negotiations between the Company and the Parent. Donaldson, Lufkin & Jenrette was not requested to, nor did Donaldson, Lufkin & Jenrette, solicit the interest of any other party in acquiring the Company.

    In arriving at its Opinion, Donaldson, Lufkin & Jenrette reviewed certain drafts of the Merger Agreement. Donaldson, Lufkin & Jenrette also reviewed financial and other information that was publicly available or furnished to Donaldson, Lufkin & Jenrette by the Company, including information provided during discussions with the Company's management. Donaldson, Lufkin & Jenrette was also provided with certain financial projections of the Company for the period beginning January 1, 1998 and ending December 31, 2003. In addition, Donaldson, Lufkin & Jenrette compared certain financial and securities data of the Company with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the shares of Common Stock, reviewed prices paid in certain other business combinations and conducted other financial studies, analyses and investigations deemed appropriate for purposes of the Opinion.

    In rendering the Opinion, Donaldson, Lufkin & Jenrette relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources and that was provided to Donaldson, Lufkin & Jenrette by the Company or its representatives, or that was otherwise reviewed by Donaldson, Lufkin & Jenrette. With respect to the financial projections supplied to Donaldson, Lufkin & Jenrette, Donaldson, Lufkin & Jenrette assumed that such projections were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. Donaldson, Lufkin & Jenrette did not make an independent evaluation or appraisal of the assets or liabilities of the Company, nor was Donaldson, Lufkin & Jenrette furnished with any such appraisals. Donaldson, Lufkin & Jenrette did not undertake to verify any of the information furnished to or reviewed by it. The Opinion was necessarily based on economic, market, financial and other conditions as they existed on, and the information made available to Donaldson, Lufkin & Jenrette as of, October 18, 1998.

    The following is a summary of the material analyses performed by Donaldson, Lufkin & Jenrette in connection with the preparation of its Opinion and included in the presentation made by Donaldson, Lufkin & Jenrette to the Board on October 18, 1998.

    ANALYSIS OF CERTAIN OTHER PUBLICLY TRADED COMPANIES. To provide contextual data and comparative market information, Donaldson, Lufkin & Jenrette compared selected share price, earnings, and operating and financial ratios for the Company to the corresponding data and ratios of certain other companies whose securities are publicly traded. Although no company used in the comparable company analysis is identical to the Company, Donaldson, Lufkin & Jenrette believes the selected companies to be appropriate comparisons to the Company because they have similar operating characteristics, size or geographical focus. These selected companies included: the Parent, American Management Systems, Inc., Computer Management Sciences, Computer Sciences Corp., Computer Task Group, Inc., Electronic Data Systems Corporation, Keane, Inc., Maximus, Inc., SPR Inc. and Systems & Computer Technology Corp. An analysis of comparable companies is not purely mathematical, rather it involves complex considerations and judgments concerning similarities and differences in financial, operational and other characteristics of potentially comparable companies.

    The data and ratios compared by Donaldson, Lufkin & Jenrette included measures of a value defined by market capitalization of common stock acquired plus total debt assumed less cash and cash equivalents of the comparable companies ("Enterprise Value") as a multiple of the last twelve-month reporting period prior to the announcement ("LTM"), earnings before interest, taxes and depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT"). In addition, ratios included price to earnings ratios ("P/E Multiples") for LTM earnings, 1998 estimated ("1998E") earnings and 1999 estimated ("1999E") earnings. Comparable company analysis was conducted based upon closing prices on October 16, 1998.

    Donaldson, Lufkin & Jenrette computed the mean and median multiples of Enterprise Value to LTM EBITDA and EBIT for the comparable companies. The mean multiples of Enterprise Value to LTM EBITDA and EBIT for such comparable companies were 12.6x and 15.3x, respectively, and the median multiples of Enterprise Value to LTM EBITDA and EBIT were 11.5x and 13.3x, respectively. The maximum and minimum values for comparable company Enterprise Value multiples were 22.9x and 7.7x for LTM EBITDA and 23.5x and 9.2x for LTM EBIT. This compares with implied Enterprise Value multiples of LTM EBITDA and EBIT for the Company based upon the proposed consideration to be received by the holders of shares of Common Stock of 11.2x and 21.3x, respectively.

    Donaldson, Lufkin & Jenrette also examined the mean and median P/E Multiples for LTM earnings, 1998E earnings and 1999E earnings for the comparable companies. The mean P/E Multiples for LTM earnings, 1998E earnings and 1999E earnings for such comparable companies were 24.9x, 20.4x and 17.3x, respectively, and the median P/E Multiples for LTM earnings, 1998E earnings and 1999E earnings were 23.8x, 20.2x and 17.4x, respectively. The maximum and minimum values for comparable company P/E

Multiples were 35.8x and 13.9x for LTM earnings, 30.7x and 13.3x for 1998E earnings and 23.3x and 10.4x for 1999E earnings. This compares with implied P/E Multiples of LTM earnings, 1998E earnings and 1999E earnings for the Company based upon the proposed consideration to be received by holders of shares of Common Stock of 31.1x, 21.1x and 19.2x, respectively.

    Based on its comparable company analyses, including its judgment as to the relevance of such analyses to a valuation of the Company, Donaldson, Lufkin & Jenrette determined that the implied value per share of Common Stock ranged from $13.75 to $20.00.

    TRANSACTION ANALYSIS. Donaldson, Lufkin & Jenrette reviewed publicly available information for a number of selected transactions involving the combination of information technology companies completed since June 1995. The transactions selected were not intended to represent a complete list of information technology transactions which have occurred during the last three years; rather they included transactions involving combinations of companies with operating characteristics, size or geographical focus believed to be comparable to such characteristics of the Company. These selected transactions include: First Consulting Group, Inc./Integrated Systems Consulting; The Metzler Group, Inc./Peterson Worldwide LLC; The Metzler Group, Inc./LECG, Inc.; Data Processing Resources Corp./Systems and Programming; Keane, Inc./Bricker & Associates, Inc.; Renaissance Worldwide, Inc./Triad Data Inc.; Complete Business Solutions, Inc./c.w. Costello & Associates, Inc.; Affiliated Computer Services, Inc./ Computer Data Systems; HBO & Company/AMISYS Managed Care Systems; COREStaff, Incorporated/Metamor Technologies, Ltd; Norrell Corporation/Comtex Information Systems, Inc.; The Registry, Inc./ Shamrock Computer Resources; AccuStaff, Inc./Career Horizons, Inc.; Affiliated Computer Services, Inc./The Genix Group, Inc.; Interim Services, Inc./Brandon Systems Corporation; The Continuum Company, Inc./Hogan Systems, Inc.; HBO & Company/CliniCom Incorporated; and HBO & Company/First Data Health Systems Corp. Although these transactions were used for comparison purposes, none of such transactions is directly comparable to the Merger. An analysis of comparable transactions is not purely mathematical, rather it involves complex considerations and judgments concerning similarities and differences in financial, operational and other characteristics of potentially comparable transactions.

    Donaldson, Lufkin & Jenrette reviewed the consideration paid in such comparable transactions in terms of the Enterprise Value in such transactions as a multiple of LTM EBITDA and EBIT. The median multiple of Enterprise Value to LTM EBITDA and EBIT for such comparable transactions was 16.3x and 18.8x, respectively. The maximum and minimum multiples for comparable transaction Enterprise Value multiples were 49.9x and 7.8x for LTM EBITDA and 66.8x and 10.1x for LTM EBIT.

    Donaldson, Lufkin & Jenrette reviewed the consideration paid in such transactions in terms of the equity value in such transactions as a multiple of LTM net income. The median multiple of equity value to LTM net income was 29.4x with a high multiple of 61.4x and a low multiple (for transactions involving targets that had net income) of 18.8x.

    Based on its comparable transaction analyses, including its judgment as to the relevance of such analyses to a valuation of the Company, Donaldson, Lufkin & Jenrette determined that the implied value per share of Common Stock ranged from $16.25 to $24.25.

    DISCOUNTED CASH FLOW ANALYSIS. Donaldson, Lufkin & Jenrette also conducted a discounted cash flow analysis based on the estimated unleveraged after-tax free cash flows that were projected to be generated by the Company over the five-year period ending December 31, 2003, using projections of the Company's future financial performance provided by management, as adjusted to exclude discontinued operations and unusual items. Using these projections, Donaldson, Lufkin & Jenrette then calculated the estimated terminal value for the Company at the end of the five-year period by applying terminal multiples (ranging from 7.5x to 11.5x, which Donaldson, Lufkin & Jenrette believed to be an appropriate range for the Company based on its experience and judgment) to the projected 2003 EBITDA included in management's projections. The unleveraged after-tax free cash flows for the projected five-year period and the terminal value were then discounted using annual discount rates which ranged from 15.9% to 18.3%

(chosen based on an analysis of the weighted average cost of capital of the comparable companies and the Company and certain assumptions regarding the required rates of returns of holders or prospective purchasers of shares of Common Stock which Donaldson, Lufkin & Jenrette believed to be appropriate) to imply a hypothetical range of per share values for the Company. Based on this analysis, Donaldson, Lufkin & Jenrette determined that the implied value per share of Common Stock ranged from $18.75 to $24.50.

    In course of its engagement, the Company provided Donaldson, Lufkin & Jenrette with various different sets of projections of the Company's future financial performance. Such projections were prepared by the chief financial officer of the Company for internal purposes only and not with a view toward public disclosure or compliance with the published guidelines of the SEC or the American Institute of Certified Public Accountants. The various sets of projections provided to Donaldson, Lufkin & Jenrette were prepared at different times between December 1997 to October 1998, and they reflected changing economic and business conditions as well as the plans and prospects of the Company at the times they were prepared. The projections generally reflected variations on one of two possible scenarios--a favorable case, which the Company's management believed could be realized if certain optimistic assumptions regarding the Company's future performance proved to be correct (the "Favorable Case"), and an expected case, which reflected what management believed were the assumptions regarding the Company's future performance most likely to be realized under the circumstances (the "Expected Case"). The Favorable Case projections were utilized by the Company primarily in connection with seeking indications of interest from the Parent or other third parties with respect to an acquisition or other business combination. The Expected Case projections were prepared by management as a basis for the Opinion rendered by Donaldson, Lufkin & Jenrette and generally reflected lower estimates of net sales and operating income than the Favorable Case projections. The Favorable Case projections ranged from 2.8% higher in 1998 to 44.4% higher in 2003 for revenues and from 1.8% higher in 1998 to 54.7% higher in 2003 for EBIT as compared to the Expected Case projections. The Company's management advised Donaldson, Lufkin & Jenrette that the Expected Case projections reflected the best currently available estimates and judgments of management as to the future financial and operating performance of the Company. Accordingly, Donaldson, Lufkin & Jenrette based its discounted cash flow analysis described above on such projections. Donaldson, Lufkin noted, however, that the Expected Case projections were considerably more favorable that the Company's historical results. For example, the compound annual growth rate for revenues and contribution for the period from 1994 to 1997 was 1.9% and (4.9%), respectively, compared to projected compound annual growth rates for revenues and contribution for the period from 1998 to 2003 of 9.4% and 11.6%, respectively.

    OTHER FACTORS. In evaluating the fairness of the consideration to be received by the holders of shares of Common Stock in the Offer and the Merger from a financial point of view, Donaldson, Lufkin & Jenrette also considered other selected issues which came to its attention in the course of discussions with the Company's management, including (i) the information provided by the Company regarding the number of potential acquirors contacted by the Company during the previous three years and the degree of interest expressed by potential acquirors in consummating a business combination with the Company,
(ii) the fact that P. E. Esping, the former Chairman and Chief Executive Officer of the Company, passed away in June 1998, Jerrold L. Morrison, the President and Chief Operating Officer of the Company, would be departing the Company by the end of 1998 and the potential effect which this lack of senior management could have on the Company's business, operations and prospects and (iii) the fact that the Company's financial projections assumed growth rates for revenues and EBIT that are significantly higher than the Company's actual historical results.

    The summary set forth above does not purport to be a complete description of the analyses performed by Donaldson, Lufkin & Jenrette in connection with the preparation of the Opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by Donaldson, Lufkin & Jenrette was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. Donaldson, Lufkin & Jenrette did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Donaldson, Lufkin & Jenrette considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Donaldson, Lufkin & Jenrette did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, Donaldson, Lufkin & Jenrette believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion.

    Any estimates incorporated in the analyses performed by Donaldson, Lufkin & Jenrette are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analysis. Additionally, estimates of the value of businesses and securities neither purport to be appraisals nor necessarily reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. No public company utilized as a comparison is identical to the Company, and none of the similar transactions utilized as a comparison is identical to the Offer and the Merger. Accordingly, an analysis of publicly traded comparable companies and comparable acquisition transactions is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies or the companies involved in comparable acquisition transactions and other factors that could affect the public trading value of the comparable companies or company or transaction to which they are being compared. The analyses performed by Donaldson, Lufkin & Jenrette are not necessarily indicative of actual values of future results, which may be significantly more or less favorable than suggested by such analyses.

    Pursuant to the terms of an engagement letter dated October 15, 1998, the Company agreed to pay Donaldson, Lufkin & Jenrette a retainer of $100,000 and an additional $500,000 for rendering of the Opinion. In the event the Company requests an update to the Opinion, the Company is obligated to pay an additional $100,000 to Donaldson, Lufkin & Jenrette with respect to each such update. The Company also agreed to reimburse Donaldson, Lufkin & Jenrette promptly for certain out-of-pocket expenses (including reasonable fees and out-of-pocket expenses of counsel) incurred by Donaldson, Lufkin & Jenrette in connection with its engagement, and to indemnify Donaldson, Lufkin & Jenrette and certain related persons against certain liabilities in connection with its engagement, including liabilities under the Federal securities laws. The terms of the fee arrangement with Donaldson, Lufkin & Jenrette, which Donaldson, Lufkin & Jenrette and the Company believe are customary in transactions of this nature, were negotiated at arms-length between the Company and Donaldson, Lufkin & Jenrette and the Board was aware of and approved the arrangement.

    Donaldson, Lufkin & Jenrette has been engaged to perform investment banking services for the Parent in the past and has been compensated for such services. Those services have included acting as a co-manager for an offering by the Parent of convertible debt securities in March 1998. In connection with the engagement of Donaldson, Lufkin & Jenrette, the Board was advised of the services which had been performed by Donaldson, Lufkin & Jenrette on behalf of the Parent.

    The Board selected Donaldson, Lufkin & Jenrette as its financial advisor because it is a nationally recognized investment banking firm and Donaldson, Lufkin & Jenrette has substantial experience in transactions similar to the Offer and the Merger. In the ordinary course of business, Donaldson, Lufkin & Jenrette may trade the securities of both the Company and the Parent for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Donaldson, Lufkin & Jenrette, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

CERTAIN INFORMATION CONCERNING THE COMPANY, THE PURCHASER AND PARENT

    THE COMPANY. The Company is a Delaware corporation with its principal executive offices at 2828 North Haskell, Dallas, Texas 75204. The Company provides specialized information technology services primarily to local governments and healthcare institutions through three wholly owned subsidiaries:
Business Records Corporation, Inc., BRC Health Care, Inc. and The Pace Group. The Company's products and services can be classified into four major categories: information systems and services, government records management, consulting services and millennium technology services. See "Selected Consolidated Financial Data of the Company."

    PURCHASER. The Purchaser, a Delaware corporation and a wholly owned subsidiary of Parent, was organized to acquire the Company and has not conducted any unrelated activities since its organization. The principal offices of the Purchaser are located at 2828 North Haskell, Dallas, Texas 75204. All outstanding shares of capital stock of the Purchaser are owned by Parent.

    PARENT. Parent, based at 2828 North Haskell, Dallas, Texas 75204, is an information technology services firm with 30 years experience providing consulting, project management, technical support and system services that enable its clients to achieve their strategic and operational objectives. Parent's specializes in information technology outsourcing, consulting, information systems and document management. See "Selected Consolidated Financial Data of Parent."

THE SURVIVING CORPORATION FOLLOWING THE MERGER

    As a result of the Merger, Parent will acquire the remaining equity interest in the Company it did not acquire in the Offer. Upon consummation of the Merger, the Company will become a wholly owned subsidiary of Parent and (i) each issued and outstanding share of Common Stock owned or held by Parent, the Purchaser, the Company or any direct or indirect subsidiary of Parent or the Company shall be cancelled, and no payment shall be made with respect thereto; (ii) each share of common stock of the Purchaser then outstanding shall be converted into and become one share of common stock of the Surviving Corporation; and (iii) each share of Common Stock outstanding immediately prior to the Effective Time shall, except as otherwise provided in (i) above and except for shares of Common Stock held by any holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with
Section 262 of the DGCL, be converted into the right to receive $19.00 in cash, less any required withholding taxes. Accordingly, the Company's Common Stock will cease to be publicly traded and will no longer be quoted on the Nasdaq National Market.

    STOCK OPTIONS. Effective as of the consummation of the Offer, vesting of all options (each an "Option") to purchase shares of Common Stock previously issued to employees, advisers, or Directors of, or consultants to, the Company was accelerated, such that all of such Options became fully vested and immediately exercisable until the first to occur of (i) with regard to any such Option, the 180th day following the date such Option would otherwise terminate or (ii) with regard to all Options, the Effective Time. In connection with the Merger, at or immediately prior to the Effective Time, each then outstanding Option will be cancelled, and each holder of a cancelled Option will have the right to receive from the Company, subject to federal income tax and other applicable withholding, on the first day following the Effective Time, an amount in cash equal to the product of (A) the number of shares of Common Stock previously subject to such Option and (B) the excess, if any, of $19.00 over the exercise price per share of Common Stock previously subject to such Option.

    BOARD OF DIRECTORS. The Merger Agreement provides that effective upon purchase and payment for any shares of Common Stock by the Purchaser, the Purchaser shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Board of Directors (giving effect to the election of any additional directors pursuant to this paragraph) and (ii) the percentage that the number of Shares owned by the Purchaser (including Shares accepted for payment) bears to the total number of Shares outstanding on a fully diluted basis, and the Company shall take all action necessary to cause the Purchaser's designees to be elected or appointed to the Board of Directors, including, without limitation, increasing the number of directors, and seeking and accepting resignations of its incumbent directors. Notwithstanding the foregoing, the Company has the right to have at least two of the current members of the Board remain members of the Board until the Effective Time.

    Following the Purchaser's purchase of shares of Common Stock in the Offer, the Purchaser designated three directors, Jeffrey A. Rich, Henry Hortenstine and David W. Black, who were appointed to the Company's Board of Directors on December 18, 1998. In connection therewith, Messrs. Monnich and Brinkman resigned from the Company's Board of Directors. Also, Jerrold L. Morrison, President and Chief Operating Officer of the Company, departed from the employment of the Company, and David W. Black was appointed Secretary and Nancy Vineyard was appointed as Treasurer following Purchaser's purchase of shares of Common Stock in the Offer.

    OPERATION OF THE COMPANY. It is expected that, initially following the Merger, the business and operations of the Company will continue without substantial change. Parent intends to conduct a detailed review of the Company and its assets, corporate structure, dividend policy, capitalization, operations, properties, policies, management and personnel and to consider, subject to the terms of the Merger Agreement, what, if any, changes would be desirable in light of the circumstances then existing, and reserves the right to take such actions or effect such changes as it deems desirable. Such changes could include changes in the Company's business, corporate structure, capitalization, management or dividend policy.

    Except as otherwise described herein, the Purchaser and Parent have no current plans or proposals that would relate to, or result in, any extraordinary corporate transaction involving the Company, such as a merger, reorganization or liquidation involving the Company or any of its subsidiaries, a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, any change in the Company's capitalization or dividend policy or any other material change in the Company's business, corporate structure or personnel. However, certain businesses of the Company which generated approximately $15 million of the Company's revenues for twelve month period ending September 30, 1998 (which are approximately $121 million in the aggregate) have either been divested by the Company or may be divested by Parent following the Merger.

GOVERNMENT APPROVALS

    None of the Company, the Purchaser or Parent is aware of any license or regulatory permit that is material to the business of the Company and its subsidiaries, taken as a whole, that might be adversely affected by the Merger as contemplated herein or of any approval or other action, except as otherwise described in this Proxy Statement, by any governmental entity that would be required for consummation of the Merger. Should any such approval or other action be required, the Purchaser and Parent currently contemplate that such approval or other action will be sought. While, except as otherwise expressly described herein, the Purchaser does not presently intend to delay the consummation of the Merger pending the outcome of any such matter, there can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that failure to obtain any such approval or other action might not result in consequences adverse to the Company's business or that certain parts of the Company's business might not have to be disposed of if such approvals were not obtained or such other actions were not taken. Because of the failure of such approvals or other actions or because of conditions to be imposed in connection with such approvals or other actions, the Merger Agreement could be terminated pursuant to its terms.

    STATE TAKEOVER LAWS. A number of states throughout the United States have enacted takeover statutes that purport, in varying degrees, to be applicable to attempts to acquire securities of corporations that are incorporated or have assets, stockholders, executive offices or places of business in such states. In EDGAR V. MITE CORP., the Supreme Court of the United States held that the Illinois Business Takeover Act, which involved state securities laws that made the takeover of certain corporations more difficult, imposed a substantial burden on interstate commerce and therefore was unconstitutional. In CTS CORP.
V. DYNAMICS CORP. OF AMERICA, however, the Supreme Court of the United States held that a state may, as a matter of corporate law and, in particular, those laws concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without prior approval of the remaining stockholders, provided that such laws were applicable only under certain conditions.

    Section 203 of the DGCL limits the ability of a Delaware corporation to engage in business combinations with "interested stockholders" (defined as any beneficial owner of 15% or more of the outstanding voting stock of the corporation) unless, among other things, the corporation's board of directors has given its prior approval to either the business combination or the transaction which resulted in the stockholder becoming an "interested stockholder." The Company's Board of Directors has approved the Merger Agreement and the transactions contemplated thereby (including the Offer) and, therefore,
Section 203 of DGCL is inapplicable to the Merger.

    The Company and the Purchaser do not believe that any state takeover statutes purport to apply to the Merger. Neither the Purchaser nor Parent has currently complied with any state takeover statute or regulation. The Purchaser reserves the right to challenge the applicability or validity of any state law purportedly applicable to the Merger and nothing in this Proxy Statement or any action taken in connection with the Merger is intended as a waiver of such right. If it is asserted that any state takeover statute is applicable to the Merger and an appropriate court does not determine that it is inapplicable or invalid as applied to the Merger, the Purchaser might be required to file certain information with, or to receive approvals from, the relevant state authorities, and the Purchaser might be delayed in consummating the Merger.

    ANTITRUST. Pursuant to the applicable provisions of the Hart-Scott-Rodino Anti-trust Improvements Act of 1976 (the "HSR Act"), the purchase of shares of Common Stock under the Offer was consummated following the expiration of a 15-calendar day waiting period following the filing by the Company and Parent of their respective Notification and Report Forms with respect to the Offer.

    The Merger does not require an additional filing under the HSR Act because the Purchaser owns 50% or more of the outstanding shares of Common Stock at the time of the Merger.

    The Federal Trade Commission (the "FTC") and the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") frequently scrutinize the legality under the antitrust laws of transactions such as the Purchaser's proposed acquisition of the Company. At any time before or after the Merger, the Antitrust Division or FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking the divestiture of shares of Common Stock acquired by the Purchaser or the divestiture of substantial assets of Parent or its subsidiaries, or the Company or its subsidiaries. Private parties may also bring legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the results thereof.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    TRANSITION COMPENSATION AGREEMENTS. Pursuant to Transition Compensation Agreements, dated October 9, 1998, between the Company and Harvey V. Braswell, Jerrold L. Morrison and Bernard J. Owens, respectively, the Company agreed with each of these executives to pay transitional compensation upon a termination (other than a voluntary termination) of such executive within 18 months of a change in control (as defined, which includes consummation of the Offer) equal to such executive's average salary and cash bonuses received during the twelve months preceding the change in control. Such agreements also require the Company to maintain the level of indemnification provided prior to the change in control to such executives under the Company's Certificate of Incorporation, bylaws, and any agreement with such executives and under applicable law. As of December 22, 1998, Mr. Morrison has departed from the employment of the Company; pursuant to his Transition Compensation Arrangement Mr. Morrison was paid $342,047.91.

    Pursuant to a Transition Compensation Agreement, dated October 9, 1998, between Thomas E. Kiraly and the Company, the Company agreed to pay Mr. Kiraly a retention bonus of $150,000 in the event Mr. Kiraly continues to be employed by the Company 6 months following a change in control (as defined, which includes consummation of the Offer) or in the event his employment is involuntarily terminated during that period. In addition, in the event Mr. Kiraly's employment is terminated (other than a voluntary termination) prior to 18 months following a change in control, Mr. Kiraly is entitled to receive $150,000 in severance. Such agreement also requires the Company to maintain the level of indemnification provided prior to the change in control to such executive under the Company's Certificate of Incorporation, bylaws, and any agreement with such executive and under applicable law.

    THE STOCK TENDER AGREEMENT. In connection with the execution of the Merger Agreement, Parent entered into a Stock Tender Agreement, dated as of October 19, 1998 (the "Stock Tender Agreement"), with Kathryn A. Esping, individually and as Independent Executor of the Estate of P.E. Esping and as Director of the Esping Family Foundation, and with Paul Stoffel (collectively, the "Stock Tender Parties"), which was filed as an Exhibit to the Tender Offer Statement on
Schedule 14D-1 filed by the Purchaser and Parent with the Commission in connection with the Offer. Pursuant to the Stock Tender Agreement, so long as Parent, the Purchaser or the Company did not terminate the Merger Agreement, the Stock Tender Parties agreed to validly tender (and not thereafter withdraw) the shares of Common Stock owned by them pursuant to and in accordance with the terms of the Offer. On a fully diluted basis as of the commencement of the Offer, the Stock Tender Parties collectively owned a total of 2,968,350 shares of Common Stock (not including 324,000 shares of Common Stock issuable under exercisable options), which represented approximately 17.4% of the then outstanding shares of Common Stock. The Stock Tender Parties validly tendered their shares of Common Stock pursuant to the Offer, and their pro rata portion of such shares were purchased by the Purchaser in the Offer.

    STOCK OPTIONS. The vesting provisions of each stock option granted to the Company's directors and executive officers provides for acceleration upon a change in control of the Company. The consummation of the Offer for the purposes of each of these stock options constitutes a change in control. See "The Merger--The Surviving Corporation Following the Merger--Stock Options." The following schedule sets forth the number of shares of the Company subject to issuance under each outstanding option granted to the directors and executive officers of the
Company:

DIRECTORS AND/OR EXECUTIVE OFFICERS                                        OUTSTANDING OPTIONS
-------------------------------------------------------------------------  -------------------
L. D. Brinkman...........................................................          60,000
Robert E. Masterson......................................................          60,000
David H. Monnich.........................................................          60,000
Paul T. Stoffel..........................................................          60,000
Jerrold L. Morrison......................................................         390,000
Harvey Braswell..........................................................         150,000
William J. Fosick........................................................          66,000
Thomas E. Kiraly.........................................................         210,000
Bernard J. Owens.........................................................         214,000

    STOFFEL AGREEMENT. As described above under the caption "Background of the Merger," over the preceding three years, Paul T. Stoffel, the Chairman of the Board of the Company, contacted certain third parties regarding the possibility of entering into a material business transaction involving the Company and engaged in a certain other activities with regard thereto. Among other things, Mr. Stoffel was the principal negotiator for the Company with the Parent. Mr. Stoffel undertook these actions with the expectation of receiving compensation should his efforts result in a transaction. Although members of the Board were aware of Mr. Stoffel's actions and, generally, his expectation of compensation, no agreement regarding these matters was entered into prior to October 18, 1998. On that day, pursuant to an Agreement (the "Stoffel Agreement"), the Company agreed to pay Mr. Stoffel an amount equal to $1,300,000 within two business days of the consummation of any transaction occurring prior to December 31, 2000 pursuant to which (i) any person or entity unaffiliated with the Company acquires at least a majority of the outstanding shares of Common Stock; (ii) a merger, consolidation or other business combination of the Company with any person or entity unaffiliated with the Company as of October 18, 1998 occurs or
(iii) any person or entity unaffiliated with the Company as of October 18, 1998 acquires not less than a majority of the assets of the Company. The Board authorized the execution and delivery of this agreement with Mr. Stoffel by a unanimous vote of the members of the Board, other than Mr. Stoffel, during a portion of a meeting of the Board on October 18, 1998 at which Mr. Stoffel was not present. In accordance with the Stoffel Agreement, the Company paid Mr. Stoffel $1,300,000 following the consummation of the Offer. In connection with its agreement with Mr. Stoffel, the Company has also agreed to indemnify Mr. Stoffel against certain expenses and liabilities arising in connection with such agreement, including liabilities arising under the Federal securities laws.

SOURCE OF FUNDS

    The total amount of funds used by the Purchaser to acquire the tendered shares of Common Stock in the Offer and to pay fees and expenses related to the Offer was approximately $167.4 million. The Purchaser obtained the funds to consummate the Offer through capital contributions and advances made by Parent.

    Parent funded its capital contributions or advances to the Purchaser through the use of a combination of (i) internally generated funds and (ii) borrowings under its existing bank credit facility.

    Pursuant to a $200 million Restated Credit Agreement dated June 30, 1996, among Parent, Wells Fargo Bank (Texas) N.A., as Agent, Bank One, Texas, N.A., as Co-Agent, and the other lenders that are parties thereto, as amended (the "Credit Agreement"), Parent could borrow up to an aggregate of $200 million for general corporate purposes on a revolving basis. As of December 31, 1998, Parent had approximately $176.5 million in indebtedness outstanding under the Credit Agreement, including

$165.0 million used in connection with the Offer. The Credit Agreement expires in July 2000, and loans under the Credit Agreement bear interest at LIBOR plus 0.50%.

    The total amount of funds required by the Purchaser to consummate the Merger is estimated to be approximately $104.4 million. The Purchaser expects to obtain the funds necessary to consummate the Merger through the use of cash and marketable securities held by the Company and, to the extent necessary, additional capital contributions or advances made by Parent. Parent expects to fund any necessary capital contributions or advances to the Purchaser through the use of internally generated funds.

STOCKHOLDER LITIGATION

    A putative class action complaint entitled MATADOR CAPITAL MANAGEMENT CORPORATION, EVERGLADES PARTNERS, L.P., EVERGLADES OFFSHORE FUND, LTD. AND CONTRARIAN OPPORTUNITIES FUND, L.P. V. BRC HOLDINGS, INC., ACS ACQUISITION CORPORATION, AFFILIATED COMPUTER SERVICES, INC., PAUL T. STOFFEL, L.D. BRINKMAN, ROBERT E. MASTERSON AND DAVID H. MONNICH , C.A. NO. 16758-NC, was filed on October 30, 1998, in the Court of Chancery of the State of Delaware against the Company, its directors and the Purchaser and Parent by Matador Capital Management and related companies ("Matador") seeking, among other things, to enjoin the Offer and the Merger. The complaint alleged, among other things, certain misstatements and omissions in certain documents mailed to the Company's stockholders in connection with the Offer, certain breaches of the fiduciary duties of the Company's Board of Directors and the aiding and abetting of such breaches of fiduciary duties by Parent and the Purchaser.

    A hearing on Matador's motion for an order preliminarily enjoining the Offer and the Merger was held on November 20, 1998. On November 25, 1998, the Court of Chancery issued an opinion and related order (the "Chancery Opinion") denying Matador's motion for a preliminary injunction except insofar as it sought to require the disclosure and dissemination of certain additional information outlined in the Chancery Opinion to the Company's stockholders by the Company. On December 2, 1998, the Court of Chancery entered a further order (the "Order") permitting the Offer to be consummated on December 14, 1998, following dissemination by the Company to its stockholders of a disclosure reviewed by the Court of Chancery. The Company mailed such disclosure to the Company's stockholders on December 2, 1998.

    On November 4, 1998, Matador filed with the Commission Schedule 13Ds with respect to its ownership of shares of Common Stock and a Schedule 14D-9 with respect to the Offer. In such filings, Matador stated that it has had discussions with the senior management of the Company over the past 18 months, and may in the future have additional discussions with senior management, concerning various operational and financial aspects of the Company's business. Matador also stated that it may solicit indications of interest from potential purchasers of the Company and may retain one or more investment banking firms to assist it and to explore ways of maximizing long-term stockholder value. Matador stated that it has had and may in the future have discussions with other stockholders regarding various ways of maximizing long-term stockholder value. Matador stated that it may also seek to obtain financing for a bid for the Company alone or with other investors.

    In connection with the Matador litigation, Mr. Morrison has stated in a deposition that he thinks $19.00 per share of Common Stock is a low price and that the Company could get the market price of the stock to as high as $35.00 in approximately 18 months if, among over things, the Company were successful in continuing the growth of the business, was aggressive with respect to acquisitions and promoted the Company to the financial community.

    On December 4, 1998, the Company received a letter (the "Matador Letter") from Matador, in which Matador proposed to acquire, through an affiliated entity, all of the outstanding stock of the Company at a price of $21 per share, subject to the completion of due diligence, execution of definitive documentation and completion of financing for the transaction.

    On December 6, 1998, the Board of Directors of the Company met to review the Matador Letter. Based on such review and consultation with the Company's financial advisors and legal counsel, the Board of Directors approved the providing of nonpublic information regarding the Company to Matador Capital, subject to the execution by Matador Capital of a confidentiality agreement on December 7, 1998.

    On December 10, 1998, the Company filed a lawsuit styled BRC HOLDINGS, INC.
V. MATADOR CAPITAL MANAGEMENT CORPORATION (Civil Action No. 3-98-CV-2893-L) in the United States District Court for the Northern District of Texas, Dallas Division, which alleges, among other things, that Matador made materially false and misleading statements to the Company's stockholders, and seeks injunctive relief and damages.

                              THE MERGER AGREEMENT

    The following is a summary of certain provisions of the Merger Agreement, a copy of which is filed as Exhibit A hereto and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

    THE OFFER. The Merger Agreement provides for the making of the Offer by the Purchaser. The obligation of Purchaser to accept for payment and pay for shares of Common Stock tendered pursuant to the Offer was subject to the satisfaction of the Minimum Condition and certain other conditions, each of which was satisfied or waived by Purchaser. On December 15, 1998, Purchaser accepted for payment (and has now paid for) a total of 8,704,238 shares of Common Stock, validly tendered in the Offer and not withdrawn, and deposited the purchase price therefor with the depository for the Offer (the "Shares Purchase"). As a result of the Shares Purchase, Purchaser currently owns a total of 8,704,228 or approximately 51% of the Company's outstanding Common Stock on a fully diluted basis.

    THE MERGER. The Merger Agreement provides that, following the purchase of shares of Common Stock pursuant to the Offer, the approval of the Merger Agreement by the stockholders of the Company and the satisfaction or waiver of the other conditions to the Merger, the Purchaser will be merged with and into the Company. The Merger shall become effective at such time as a certificate of merger or certificate of ownership and merger is filed with the Delaware Secretary of State or at such later time as is specified in such certificate of merger. As a result of the Merger, all of the properties, rights, privileges and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

    At the Effective Time, (i) each issued and outstanding share of Common Stock owned or held by Parent, the Purchaser, the Company or any direct or indirect subsidiary of Parent or the Company shall be cancelled, and no payment shall be made with respect thereto; (ii) each share of common stock of the Purchaser then outstanding shall be converted into and become one share of common stock of the Surviving Corporation; and (iii) each share of Common Stock outstanding immediately prior to the Effective Time shall, except as otherwise provided in
(i) above and except for shares of Common Stock held by any holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares ("Dissenting Shares") in accordance with
Section 262 of the DGCL, be converted into the right to receive $19.00 in cash, without interest, less any required withholding taxes.

    The Merger Agreement provides that the certificate of incorporation of the Company and the bylaws of the Purchaser at the Effective Time will be the certificate of incorporation of the Surviving Corporation. The Merger Agreement also provides that the directors of the Purchaser at the Effective Time will be the directors of the Surviving Corporation and the officers of the Company at the Effective Time will be the officers of the Surviving Corporation.

    RECOMMENDATION.  The Merger Agreement states that the Board has unanimously
(i) determined that the Offer and the Merger, taken together, are fair to the holders of the shares of Common Stock as well as fair to and in the best interests of the Company and its stockholders,
(ii) approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger and (iii) resolved to recommend acceptance of the Offer and approval and adoption of the Merger Agreement and the Merger by the Company's stockholders.

    INTERIM AGREEMENTS OF PARENT, THE PURCHASER AND THE COMPANY. Pursuant to the Merger Agreement, the Company has covenanted and agreed that, during the period from the date of the Merger Agreement to the Effective Time, the Company and its subsidiaries will each conduct its operations according to its ordinary and usual course of business consistent with past practice; that neither the Company nor any of its subsidiaries will intentionally take or willfully omit to take any actions that results in or could reasonably be expected to result in, a Company Material Adverse Effect (as defined in the Merger Agreement); that the Company will use its reasonable best efforts to preserve intact the business organization of the Company and each of its subsidiaries, to keep available the services of its and their present officers and key employees and consultants, and to maintain satisfactory relationships with customers, agents, suppliers, and other persons having business relationships with the Company or its subsidiaries. Pursuant to the Merger Agreement, without limiting the generality of the foregoing, and except as otherwise expressly provided in the Merger Agreement, neither the Company nor any of its subsidiaries will (a) issue, sell, or dispose of additional shares of capital stock of any class (including the shares of Common Stock) of the Company or any of its subsidiaries, or securities convertible into or exchangeable for any such shares or securities, or any rights, warrants, or options to acquire any such shares or securities, other than shares issued upon exercise of options disclosed pursuant to the Merger Agreement, in each case in accordance with the terms so disclosed; (b) redeem, purchase, or otherwise acquire, or propose to redeem, purchase, or otherwise acquire, any of its outstanding capital stock, or other securities of the Company or any of its subsidiaries; (c) split, combine, subdivide, or reclassify any of its capital stock or declare, set aside, make, or pay any dividend or distribution on any shares of its capital stock; (d) sell, pledge, dispose of, or encumber any of its assets, except for sales, pledges, dispositions, or encumbrances in the ordinary course of business consistent with past practices;
(e) incur or modify any indebtedness or issue or sell any debt securities, or assume, guarantee, endorse, or otherwise as an accommodation become absolutely or contingently responsible for obligations of any other person, or make any loans or advances, other than in the ordinary course of business consistent with past practices; (f) adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreements, trusts, plans, funds, or other arrangements for the benefit or welfare of any director, officer, or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company) increase in any manner the compensation or fringe benefits of any director, officer, or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting or vesting of stock options or stock appreciation rights) or take any action or grant any benefit not expressly required under the terms of any existing agreements, trusts, plans, funds, or other such arrangements or enter into any contract, agreement, commitment, or arrangement to do any of the foregoing or make or agree to make any payments to any directors, officers, agents, contractors, or employees relating to a change or potential change in control of the Company;
(g) acquire by merger, consolidation, or acquisition of stock or assets any corporation, partnership, or other business organization or division or make any investment either by purchase of stock or securities, contributions to capital (other than to wholly owned subsidiaries), property transfer, or purchase of any material amount of property or assets, in any other person; (h) adopt any amendments to their respective charters or bylaws or equivalent organizational documents, except as required by the Merger Agreement; (i) take any action other than in the ordinary course of business and consistent with past practices, to pay, discharge, settle, or satisfy any claim, liability, or obligation (absolute or contingent, accrued or unaccrued, asserted or unasserted, or otherwise); (j) change any method of accounting or accounting practice used by the Company or any of its subsidiaries, except for any change required by reason of a concurrent change in generally accepted accounting principles; (k) revalue in any respect any of its assets, including, without limitation, writing down the value of its portfolio or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices; (l) authorize any new capital expenditure; (m) make any tax election, settle or compromise any federal, state, or local tax liability or consent to the extension of time for the assessment or collection of any federal, state, or local tax; (n) settle or compromise any pending or threatened suit, action, or claim material to the Company and its subsidiaries taken as a whole or relevant to the transactions contemplated by this Agreement; (o) enter into any agreement, arrangement, or understanding to do any of the foregoing actions; (p) voluntarily take any action or willfully omit to take any action that could make any representation or warranty of the Company in the Merger Agreement untrue or incorrect in any material respect at any time, including as of the date of the Merger Agreement and as of the time of consummation of the Offer and the Effective Time, as if made as of such time.

    CONFIDENTIALITY. Pursuant to the Merger Agreement, Parent and the Purchaser will each hold and will each cause its consultants and advisors to hold in confidence, unless compelled to disclose by judicial or administrative process or, in the written opinion of its legal counsel, by other requirements of law, all documents and information concerning the Company and its subsidiaries furnished to Parent or the Purchaser in connection with the transactions contemplated by the Merger Agreement (except to the extent that such information can be shown to have been (i) previously known by Parent or the Purchaser from sources other than the Company, or its directors, officers, representatives or affiliates, (ii) in the public domain through no fault of Parent or the Purchaser or (iii) later lawfully acquired by Parent or the Purchaser from other sources who are not known by Parent or the Purchaser to be bound by a confidentiality agreement or otherwise prohibited from transmitting the information to Parent or the Purchaser by a contractual, legal or fiduciary obligation) and will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors and other consultants and advisors in connection with the Merger Agreement and the transactions contemplated thereby. Parent and the Purchaser will each be deemed to have satisfied its obligation to hold such information confidential if it exercises the same care as it takes to preserve confidentiality for its own similar information.

    NONSOLICITATION. The Merger Agreement provides that the Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or encourage (including by way of furnishing information) the initiation of any inquiries or proposals (each an "Acquisition Proposal") regarding a Third Party Acquisition (as defined below). Provided that nothing in the Merger Agreement shall prevent the Company's Board of Directors if it determines in good faith, after consultation with, and the receipt of advice from, outside counsel, that it is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating, approving and recommending to the stockholders of the Company an unsolicited bona fide written Acquisition Proposal which the Board of Directors determines in good faith (after consultation with its financial advisors and legal counsel) would result in a transaction more favorable to the Company's stockholders than the transaction contemplated by the Merger Agreement (any Acquisition Proposal meeting such criterion, being referred to as a "Superior Proposal"). Provided further that nothing in the Merger Agreement shall prohibit the Company from complying with Rules 14d-9 and 14e-2 under the Exchange Act with respect to any other tender offers. The Company must promptly, but in no event later than 24 hours, notify Parent after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent has to be made orally and in writing and must indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. If the Company's Board of Directors receives a request for material nonpublic information by a party who makes an unsolicited bona fide Acquisition Proposal and the board determines that such proposal, if consummated pursuant to its terms would be a Superior Proposal, then the Company may, subject to the execution of a confidentiality agreement substantially similar to that then in effect between the Company and Parent, provide such party with access to information regarding the Company.

The Merger Agreement requires that the Company immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Parent and the Purchaser) conducted before the date of the Merger Agreement with respect to any Acquisition Proposal, and the Company agreed not to release any third party from any confidentiality or standstill agreement to which the Company is a party. The Company also agreed to ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of these restrictions; and be responsible for any breach of this restriction by such bankers, advisors and representatives.

    ACCESS TO INFORMATION. Between the date of the Merger Agreement and the Effective Time, the Company agreed to give Parent and the Purchaser and their authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, permit Parent and the Purchaser to make such inspections as Parent and the Purchaser may reasonably require and cause the Company's officers and those of its subsidiaries to furnish Parent and the Purchaser with such financial and operating data and other information with respect to the business and properties of the Company and any of its subsidiaries as Parent or the Purchaser may from time to time reasonably request.

    BOARD OF DIRECTORS. The Merger Agreement provides that effective upon purchase and payment for any shares of Common Stock by the Purchaser, the Purchaser shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Board of Directors (giving effect to the election of any additional directors pursuant to this paragraph) and (ii) the percentage that the number of Shares owned by the Purchaser (including shares accepted for payment) bears to the total number of shares of Common Stock outstanding on a fully diluted basis, and the Company shall take all action necessary to cause the Purchaser's designees to be elected or appointed to the Company's Board of Directors, including, without limitation, increasing the number of directors, and seeking and accepting resignations of its incumbent directors. Notwithstanding the foregoing, the Company has the right to have at least two of the current members of its Board of Directors remain members of the board until the Effective Time. Pursuant to the Merger Agreement, the Company mailed contemporaneously with the Offer to Purchase to its stockholders an Information Statement containing the information required by
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder regarding the proposed change in the composition of the Company's Board of Directors. With respect to the foregoing, as of December 18, 1998, Messrs. Brinkman and Monnich have resigned and Messrs. Rich, Hortenstine and Black have been appointed to the Board of Directors.

    STOCKHOLDERS' MEETING. Pursuant to the Merger Agreement, the Company agreed to cause the Meeting to be duly called and held for the purposes of voting on the approval and adoption of the Merger Agreement and the Merger. The Merger Agreement provides that the Company and Parent will cooperate and use all reasonable efforts to prepare, and the Company and Parent will file with the SEC, as soon as reasonably practical after completion of the Offer, this Proxy Statement. The Company has agreed, subject to the fiduciary duties of its Board of Directors, to use all reasonable efforts to obtain the necessary approvals by its stockholders of the Merger Agreement and the transactions contemplated thereby. Parent has agreed to vote and to cause its affiliates (including, without limitation, the Purchaser) to vote all shares of Common Stock owned by them in favor of adoption of the Merger Agreement.

    INDEMNIFICATION AND INSURANCE. Parent, the Purchaser and the Company have each agreed that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of the Company and its subsidiaries as provided in their respective charters or by-laws or other contracts scheduled in the Merger Agreement shall, to the extent such rights are in accordance with applicable law, survive the Merger and stay in effect in accordance with their respective terms.

    The Merger Agreement also provides that the Surviving Corporation shall, until the third anniversary of the Effective Time, cause to be maintained in effect policies of directors' and officers' liability insurance for director and officers of the Company on terms no less favorable than the existing coverage maintained by the Company as of the date of the Merger Agreement, in each case including for claims arising from facts or events that occurred at or before the consummation of the Offer; provided, however, that the Surviving Corporation shall not be required in order to maintain or procure such coverage to pay an annual premium in excess of 200% of the current annual premium paid by the Company for its existing coverage (the "Cap"); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

    BEST EFFORTS. The Merger Agreement provides that the Company, the Purchaser and Parent will each use all reasonable best efforts to consummate the transactions contemplated by the Merger Agreement.

    REPRESENTATIONS AND WARRANTIES. The Merger Agreement contains various customary representations and warranties of the parties thereto including, without limitation, representations by the Company as to corporate power and authority to execute, deliver and consummate the Merger Agreement, undisclosed liabilities, certain changes or events concerning its businesses, compliance with applicable law, employee benefit plans, litigation, environmental liabilities, intellectual property rights and material contracts.

    CONDITIONS TO THE MERGER. The obligations of each of Parent, the Purchaser and the Company to effect the Merger are subject to the satisfaction of certain conditions, including: (a) the Merger Agreement shall have been adopted by the affirmative vote of the stockholders of the Company by the requisite vote or consent in accordance with the charter and bylaws of the Company and with applicable law; (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any U.S. court or U.S. governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger or which imposes any material limitation on the ability of Parent or the Purchaser to exercise rights of ownership of the shares of Common Stock provided that the parties will use their respective reasonable best efforts to have any such injunction, decree or order lifted; (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired and all required filings, consents, approvals, permits and authorizations with or for governmental authorities have been made or obtained (without what the Purchaser deems to be a materially burdensome condition); and (d) the Purchaser shall have purchased shares of Common Stock pursuant to the Offer.

    TERMINATION. After the purchase of shares of Common Stock pursuant to the Offer, the Merger Agreement may be terminated: (a) by mutual written consent of Parent, the Purchaser and the Company; (b) by Parent and the Purchaser or the Company if any court of competent jurisdiction in the United States or other United States governmental body shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; (c) by the Company if (i) there shall not have been a breach of any material representation, warranty, covenant or agreement on the part of the Company and (ii) January 31, 1999 has arrived (provided, however, that any termination pursuant to this clause C must be made by irrevocable written notice delivered to the Purchaser and Parent by noon, Dallas time, on January 31, 1999).

    TERMINATION FEE. Pursuant to the Merger Agreement, in the event Parent and the Purchaser terminate the Merger Agreement pursuant to clause (e)(i) through
(v) of the preceding paragraph or the Company terminates the Merger Agreement pursuant to clause (d)(ii) or (d)(i)(C) of the preceding paragraph, then the Company shall pay to Parent, the Purchaser and their affiliates all out-of-pocket fees and expenses actually incurred in connection with the Offer and Merger and the proposed consummation of all the transactions contemplated by the Merger Agreement. If, (i) Parent and the Purchaser terminate the Merger Agreement pursuant to clause (e)(i) through (v) of the preceding paragraph or if the Company terminates the Merger Agreement pursuant to (d)(i)(C) of the preceding paragraph and, within nine months thereafter the Company enters into an agreement, letter of intent or arrangement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs; (ii) the Company terminates the Merger Agreement pursuant to clause (d)(ii) of the preceding paragraph, then the Company shall pay to Parent and the Purchaser, within one business day following the execution and delivery of such agreement or letter of intent or entering into such arrangement or such occurrence, as the case may be, or simultaneously with such termination pursuant to clause (d)(ii) of the preceding paragraph, a fee, in cash, of $10,000,000 plus all out-of-pocket fees and expenses incurred by Parent and the Purchaser in connection with the Offer and Merger and the proposed consummation of all the transactions contemplated by the Merger Agreement, not in excess of $3,000,000 (the "Termination Fee").

    "Third Party Acquisition" means the occurrence of any of the following events (i) the acquisition of the Company by merger or otherwise by any person or entity other than Parent, Purchaser any affiliate thereof (a "Third Party");
(ii) the acquisition by Third Party of 19.9% or more of the total assets of the Company and its subsidiaries, taken as a whole; (iii) the acquisition by Third Party of 19.9% or more of the outstanding shares of Common Stock that results in a change of control of the Company; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; or
(v) the repurchase by the Company or any of its subsidiaries of more than 19.9% of the outstanding shares of Common Stock.

    Pursuant to the Merger Agreement, in the event of the termination and abandonment of the Merger Agreement, the Merger Agreement will become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, other than certain provisions of the Merger Agreement relating to the termination fee, expenses of the parties and confidentiality of information, provided, that a party will not be relieved from liability for any breach of the Merger Agreement.

    COSTS AND EXPENSES. Except as discussed above, the Merger Agreement provides that all costs and expenses incurred in connection with the transactions contemplated by the Merger Agreement shall be paid by the party incurring such costs and expenses.

    APPRAISAL RIGHTS. If the Merger is consummated, holders of shares of Common Stock will have certain rights pursuant to the provisions of Section 262 of the DGCL to dissent and demand appraisal of, and to receive payment in cash of the fair value of, their shares of Common Stock. See "The Special Meeting--Appraisal Rights."

    If any stockholder of shares of Common Stock who demands appraisal under
Section 262 of the DGCL fails to perfect, or effectively withdraws or loses the right to appraisal, as provided in the DGCL, the shares of Common Stock of such stockholder will be converted into the Merger Consideration in accordance with the Merger Agreement. A stockholder may withdraw his or her demand for appraisal by delivery to Parent of a written withdrawal of such demand for appraisal and acceptance of the Merger.

    ACCOUNTING TREATMENT.  The Merger will be accounted for as a purchase.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

    The receipt of the right to receive cash by stockholders of the Company pursuant to the Merger will be a taxable transaction for Federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and may also be a taxable transaction under applicable state, local, foreign and other tax laws. For Federal income tax purposes, Company stockholders will generally recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the Merger and the aggregate tax basis in the shares of Common Stock cancelled pursuant to the Merger. Gain or loss will be calculated separately for each block of shares of Common Stock cancelled pursuant to the Merger.

    If the shares cancelled in the Merger are held by a stockholder as capital assets, gain or loss recognized by the stockholder will be capital gain or loss, which will be long-term capital gain or loss if the stockholder's holding period for the shares exceeds one year. Under present law, long-term capital gains recognized by an individual stockholder will generally be taxed at a maximum Federal marginal tax rate of 20%.

    A stockholder (other than certain exempt stockholders including, among others, all corporations and certain foreign individuals) entitled to receive cash pursuant to the Merger may be subject to 31% backup tax withholding unless the stockholder provides its TIN and certifies that such number is correct or properly certifies that it is awaiting a TIN. A stockholder that does not furnish its TIN may be subject to a penalty imposed by the IRS. Each stockholder should complete and sign the Substitute From W-9 included as part of the Letter of Transmittal, which will be sent to stockholders at a later date in connection with payment of the shares of Common Stock cancelled in the Merger, so as to provide the information and certification necessary to avoid backup withholding.

    If backup withholding applies to a stockholder, 31% of the payment to such stockholder is required to be withheld. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the Federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing an income tax return.

    THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE WITH RESPECT TO SHARES RECEIVED PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION OR WITH RESPECT TO HOLDERS OF SHARES WHO ARE SUBJECT TO SPECIAL TAX TREATMENT UNDER THE CODE, SUCH AS NON-U.S. PERSONS, LIFE INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS AND FINANCIAL INSTITUTIONS, AND MAY NOT APPLY TO A HOLDER OF SHARES IN LIGHT OF ITS INDIVIDUAL CIRCUMSTANCES. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

     MARKET FOR THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    The Company's Common Stock is listed and traded on the Nasdaq National Market under the symbol "BRCP." The last reported sales price published in financial sources for the date preceding public announcement of the Offer was $16 1/4 per share. The following table sets forth, for each of the periods indicated, the high and low last reported sales prices as published in financial sources. All prices have been adjusted for the 2 for 1 stock split of the Common Stock that occurred April 6, 1998.

                                                                                                                   SALES PRICE
                                                                                                                -----------------
                                                                                                                 HIGH       LOW
                                                                                                                -------   -------
1996
  First Quarter...............................................................................................  $ 19 3/4  $ 17 3/4
  Second Quarter..............................................................................................    19 1/2    16 1/2
  Third Quarter...............................................................................................    18 1/2    14 3/4
  Fourth Quarter..............................................................................................    26 7/8    17

                                                                                                                   SALES PRICE
                                                                                                                -----------------
                                                                                                                 HIGH       LOW
                                                                                                                -------   -------
1997
  First Quarter...............................................................................................  $ 24 1/4  $ 16 1/2
  Second Quarter..............................................................................................    18 1/2    13
  Third Quarter...............................................................................................    19 3/4    17 1/4
  Fourth Quarter..............................................................................................    21 7/8    17

                                                                                                                   SALES PRICE
                                                                                                                -----------------
                                                                                                                 HIGH       LOW
                                                                                                                -------   -------
1998
  First Quarter...............................................................................................  $ 21 5/8  $ 18 1/4
  Second Quarter..............................................................................................    20 7/8    16 1/4
  Third Quarter...............................................................................................    20 1/2    14 1/2
  Fourth Quarter..............................................................................................    20        14 1/2

                                                                                                                   SALES PRICE
                                                                                                                -----------------
                                                                                                                 HIGH       LOW
                                                                                                                -------   -------
1998
  First Quarter (through January 5, 1999).....................................................................    18 7/8    18 13/16

    On January 5, 1998, the last full day of trading of the Common Stock on the Nasdaq National Market for which sales price information is available before the mailing of this Proxy Statement, the reported closing sale price of the Common Stock was $18 13/16 per share.

    The Company has not paid cash dividends on the shares of Common Stock since its inception and has no present plans to pay cash dividends on the shares.

    Pursuant to the Merger Agreement, the Company has agreed not to declare, set aside, make or pay any dividend or distribution on the shares of Common Stock.

              SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY

    Set forth below is certain selected consolidated financial data with respect to the Company and its subsidiaries excerpted or derived from the information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as well as the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 1998, which are incorporated by reference herein. More comprehensive financial information is included in such reports and other documents filed by the Company with the Commission, and the following summary is qualified in its entirety by reference to such reports and such other documents and all the financial information (including any related notes) contained therein. Such reports and other documents should be available for inspection and copies thereof should be obtainable in the manner set forth herein under the caption "Available Information."

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,           YEAR ENDED DECEMBER 31,
                                                         --------------------  ----------------------------------
                                                           1998       1997        1997        1996        1995
                                                         ---------  ---------  ----------  ----------  ----------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT:
  Revenues.............................................  $  93,335  $  79,455  $  107,487  $  100,248  $  103,567
  Income (loss) from continuing operations.............      9,264      6,955       2,566      (5,612)     11,032
  Discontinued operations, net:
    Income (loss) from operations......................      1,024       (540)       (655)      4,246        (337)
    Gain on Sale.......................................     --         --          18,339      --          --
    Net income (loss)..................................  $  10,288  $   6,415  $   20,250  $   (1,366) $   10,695
  Basic EPS:
  Income (loss) before discontinued operations.........  $     .66  $     .50  $      .37  $     (.85) $     1.74
  Income (loss) from discontinued operations...........        .07       (.04)       (.09)        .64        (.05)
  Diluted EPS:
  Income (loss) before discontinued operations.........  $     .65  $     .49  $      .36  $     (.85) $     1.68
  Income (loss) from discontinued operations...........        .07       (.04)       (.09)        .64        (.05)

                                                        AT SEPTEMBER
                                                             30,          AT DECEMBER 31,
                                                        -------------  ----------------------
                                                            1998          1997        1996
                                                        -------------  ----------  ----------
BALANCE SHEET (AT END OF PERIOD):
  Working capital.....................................   $    89,805   $   34,851  $   60,361
  Total assets........................................       201,501      202,110  $  175,240
  Total long-term debt................................       --               144          14
  Total stockholders' equity..........................       176,324      167,428     154,196
  Book value per share of Common Stock................   $     12.83   $    12.05  $    10.77

                 SELECTED CONSOLIDATED FINANCIAL DATA OF PARENT

    Set forth below is certain selected consolidated financial information with respect to Parent excerpted or derived from the information contained in Parent's Annual Report on Form 10-K for the year ended June 30, 1998, as well as Parent's Quarterly Report on Form 10-Q for the three months ended September 30, 1998, which is incorporated by reference herein. More comprehensive financial information is included in such reports and other documents filed by Parent with the Commission, and the following summary is qualified in its entirety by reference to such reports and such other documents and all the financial information (including any related notes) contained therein. Such reports and other documents should be available for inspection and copies thereof should be obtainable in the manner set forth under the caption "Available Information."

                                               THREE MONTHS ENDED
                                                 SEPTEMBER 30,            YEAR ENDED JUNE 30,
                                               ------------------  ---------------------------------
                                                 1998      1997       1998          1997      1996
                                               --------  --------  ----------     --------  --------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT:
  Revenues...................................  $363,356  $264,994  $1,189,123     $928,925  $647,608
  Net income.................................    18,995    13,450    54,422  (1)    49,666    33,525
  Earnings per common share-basic............  $   0.39  $   0.29  $   1.14  (1)  $   1.08  $   0.88
  Earnings per common share-diluted..........  $   0.37  $   0.28  $   1.11  (1)  $   1.05  $   0.85
  Weighted average shares outstanding-
    basic....................................    48,269    46,947    47,599         46,136    38,228
  Weighted average shares outstanding-
    diluted..................................    55,225    48,247    50,487         47,452    39,320

                                                                AT SEPTEMBER
                                                                     30,                  AT JUNE 30,
                                                                -------------  ----------------------------------
                                                                    1998          1998        1997        1996
                                                                -------------  ----------  ----------  ----------
BALANCE SHEET (AT END OF PERIOD):
Working capital...............................................   $   182,137   $  198,118  $  110,866  $   79,929
Total assets..................................................       985,357      949,798     761,477     636,098
Total long-term debt (less current portion)...................       249,756      234,848     130,680      57,208
Cumulative redeemable preferred stock.........................       --            --          --           1,100
Stockholders' equity..........................................       523,555      503,670     427,481     363,204
Book value per share of common stock..........................   $     10.85   $    10.44  $     9.11  $     7.95
Pro forma book value..........................................   $     10.85   $    10.44

------------------------

(1) Includes $12,974,000, $8,880,000 net of tax, or $.19 and $.18 per basic and diluted share, respectively, of merger costs incurred by Parent in connection with the merger of a wholly owned subsidiary of Parent with and into ACS Government Solutions Group, Inc. in December 1997.

                             AVAILABLE INFORMATION

    PARENT. Parent is subject to the reporting requirements of the Exchange Act and, in accordance therewith, is required to file reports and other information with the Commission relating to its business, financial condition and other matters. Information as of particular dates concerning the Parent's directors and officers, their remuneration, the principal holders of the Parent's securities and any material interest of such persons in transactions with Parent is required to be disclosed in proxy statements distributed to the Parent stockholders and filed with the Commission. Such reports, proxy statements and other information should be available for inspection at the public reference facilities of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located in the Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies should be obtainable, by mail, upon payment of the Commission's customary charges, by writing to the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and can be obtained electronically on the Commission's website at http://www.sec.gov. Such information should also be on file at the Library of the NYSE, 20 Broad Street, New York, New York 10005.

    THE COMPANY. The Company is subject to the reporting requirements of the Exchange Act and, in accordance therewith, is required to file reports and other information with the Commission relating to its business, financial condition and other matters. Information as of particular dates concerning the Company's directors and officers, their remuneration, the principal holders of the Company's securities and any material interest of such persons in transactions with the Company is required to be disclosed in proxy statements distributed to the Company stockholders and filed with the Commission. Such reports, proxy statements and other information should be available for inspection at the public reference facilities of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located in the Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies should be obtainable, by mail, upon payment of the Commission's customary charges, by writing to the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and can be obtained electronically on the Commission's website at http://www.sec.gov. Such information should also be on file with the Nasdaq National Market at 1735 K Street, N.W., Washington, D.C. 20006.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The information in the Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and in the Quarterly Reports on Form 10-Q for the three months ended March 31, 1998, June 30, 1998 and September 30, 1998 and in the Current Report on Form 8-K dated December 30, 1998, filed by the Company with the Commission pursuant to the Exchange Act is incorporated by reference in this Proxy Statement.

    The information in the Annual Report on Form 10-K for the fiscal year ended June 30, 1998, in the Quarterly Report on Form 10-Q for the three months ended September 30, 1998 and in the Current Reports on Form 8-K dated July 7, 1998 and December 30, 1998, filed by Parent with the Commission pursuant to the Exchange Act is incorporated by reference in this Proxy Statement.

    All documents filed by the Company, the Purchaser or Parent, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Proxy Statement and prior to the date of the Meeting, are incorporated by reference in this Proxy Statement.

                             STOCKHOLDER PROPOSALS

    In the unlikely event that for any reason the Merger is not consummated, the deadline for submitting stockholder proposals for inclusion in the Company's proxy statement and form of proxy for the Company's next annual meeting is January 13, 1999. After January 13, 1999, a stockholder proposal would be considered untimely under applicable law. However, after consummation of the Merger, the Company will become a wholly owned subsidiary of Parent and no stockholders of the Company other than Parent will remain.

                                 OTHER MATTERS

    The Company's Board of Directors is not aware of any other matters that are to be presented for action at the Meeting. However, if any other matters properly come before the Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

                                              By order of the Board of Directors,

                                                    By:              /s/ DAVID W. BLACK
                                                         ------------------------------------------
                                                                       David W. Black
                                                                          SECRETARY

January 8, 1998

                                   EXHIBIT A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                               AGREEMENT AND PLAN
                                   OF MERGER
                                     AMONG
                      AFFILIATED COMPUTER SERVICES, INC.,
                          ACS ACQUISITION CORPORATION,
                                      AND
                               BRC HOLDINGS, INC.
                                OCTOBER 19, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                               TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   -----
RECITALS

ARTICLE I                  The Tender Offer

                                                                                                                         1
                1.1.       The Tender Offer...................................................................
                                                                                                                         3
                1.2.       Company Actions....................................................................
                                                                                                                         3
                1.3.       Board of Directors.................................................................

ARTICLE II                 The Merger

                                                                                                                         4
                2.1.       The Merger.........................................................................
                                                                                                                         4
                2.2.       Effective Time.....................................................................
                                                                                                                         4
                2.3.       Effects of the Merger..............................................................
                                                                                                                         4
                2.4.       Certificate of Incorporation.......................................................
                                                                                                                         4
                2.5.       Bylaws.............................................................................
                                                                                                                         5
                2.6.       Directors..........................................................................
                                                                                                                         5
                2.7.       Officers...........................................................................
                                                                                                                         5
                2.8.       Conversion of the Shares...........................................................
                                                                                                                         5
                2.9.       Dissenting Shares..................................................................
                                                                                                                         5
                2.10.      Conversion of the Common Stock of the Purchaser....................................
                                                                                                                         5
                2.11.      Payment for Shares.................................................................
                                                                                                                         6
                2.12.      Closing............................................................................

ARTICLE III                Representations and Warranties of the Company

                                                                                                                         7
                3.1.       Organization and Qualification.....................................................
                                                                                                                         7
                3.2.       Subsidiaries.......................................................................
                                                                                                                         8
                3.3.       Authorized Capital.................................................................
                                                                                                                         8
                3.4.       Corporate Authorization............................................................
                                                                                                                         8
                3.5.       Approvals; No Violations...........................................................
                                                                                                                         8
                3.6.       SEC Filings; Financial Statements..................................................
                                                                                                                         9
                3.7.       Absence of Undisclosed Liabilities.................................................
                                                                                                                         9
                3.8.       Compliance with Applicable Law.....................................................
                                                                                                                         9
                3.9.       Termination, Severance, and Employment Agreements..................................
                                                                                                                        10
                3.10.      Employee Benefits..................................................................
                                                                                                                        11
                3.11.      Taxes..............................................................................
                                                                                                                        11
                3.12.      Litigation.........................................................................
                                                                                                                        11
                3.13.      Environmental Matters..............................................................
                                                                                                                        12
                3.14.      Voting Requirements................................................................
                                                                                                                        12
                3.15.      Finders and Investment Bankers; Transaction Expenses...............................
                                                                                                                        13
                3.16.      Insurance..........................................................................
                                                                                                                        13
                3.17.      Title to Properties; Entire Business...............................................
                                                                                                                        13
                3.18.      Intellectual Property Rights.......................................................
                                                                                                                        13
                3.19       Largest Customers..................................................................
                                                                                                                        13
                3.20       Year 2000 Compliance...............................................................
                                                                                                                        13
                3.21       Certain Material Contract..........................................................

ARTICLE IV                 Representations and Warranties of the Parent and the Purchaser

                                                                                                                        14
                4.1.       Organization and Qualification.....................................................
                                                                                                                        14
                4.2.       Corporate Authorization............................................................
                                                                                                                        14
                4.3.       Approvals; No Violations...........................................................

                                                                                                                   PAGE
                                                                                                                   -----
                                                                                                                        15
                4.4.       No Prior Activities................................................................
                                                                                                                        15
                4.5.       Information Supplied...............................................................
                                                                                                                        15
                4.6.       Financing..........................................................................

ARTICLE V                  Covenants

                                                                                                                        15
                5.1.       Conduct of Business of the Company.................................................
                                                                                                                        17
                5.2.       Proxy Statement....................................................................
                                                                                                                        18
                5.3.       Action of Stockholders of the Company; Voting and Disposition of the Shares........
                                                                                                                        18
                5.4.       Additional Agreements..............................................................
                                                                                                                        18
                5.5.       Notification of Certain Matters....................................................
                                                                                                                        19
                5.6.       Access to Information..............................................................
                                                                                                                        19
                5.7.       Public Announcements...............................................................
                                                                                                                        20
                5.8.       Officers' and Directors' Indemnification...........................................
                                                                                                                        20
                5.9.       Other Actions by the Company.......................................................
                                                                                                                        20
                5.10.      Available Funds....................................................................

ARTICLE VI                 Conditions to Consummation of the Merger

                                                                                                                        21
                6.1.       Stockholder Approval...............................................................
                                                                                                                        21
                6.2.       No Injunction......................................................................
                                                                                                                        21
                6.3.       Offer..............................................................................
                                                                                                                        21
                6.4.       Governmental Consents..............................................................

ARTICLE VII                Termination; Amendment; Waiver

                                                                                                                        21
                7.1.       Termination........................................................................
                                                                                                                        22
                7.2.       Effect of Termination..............................................................
                                                                                                                        23
                7.3.       Fees and Expenses..................................................................
                                                                                                                        23
                7.4.       Amendment..........................................................................
                                                                                                                        24
                7.5.       Waiver.............................................................................

ARTICLE VIII               Miscellaneous

                                                                                                                        24
                8.1.       Survival of Representations, Warranties, and Agreements............................
                                                                                                                        24
                8.2.       Brokerage Fees and Commissions.....................................................
                                                                                                                        24
                8.3.       Entire Agreement; Assignment.......................................................
                                                                                                                        24
                8.4.       Severability.......................................................................
                                                                                                                        25
                8.5.       Notices............................................................................
                                                                                                                        25
                8.6.       Governing Law......................................................................
                                                                                                                        25
                8.7.       Specific Performance...............................................................
                                                                                                                        26
                8.8.       Other Potential Bidders............................................................
                                                                                                                        26
                8.9.       Descriptive Headings; References...................................................
                                                                                                                        27
                8.10.      Parties in Interest................................................................
                                                                                                                        27
                8.11.      Beneficiaries......................................................................
                                                                                                                        27
                8.12.      Counterparts.......................................................................
                                                                                                                        27
                8.13.      Obligations........................................................................
                                                                                                                        27
                8.14.      Certain Definitions................................................................

Annex A                    Certain Conditions

Annex B-1                  List of Those Signing the Stock Tender Agreement

Annex B-2                  Stock Tender Agreement (omitted from this filing)

Schedules

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") dated as of October 19, 1998, by and among AFFILIATED COMPUTER SERVICES, INC., a Delaware corporation (the "PARENT"), ACS ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of the Parent (the "PURCHASER"), and BRC HOLDINGS, INC., a Delaware corporation (the "COMPANY").

                                    RECITALS

    The Boards of Directors of the Parent and the Company have unanimously determined that it is in the best interests of the stockholders of their respective corporations for the Purchaser to acquire all the outstanding common stock, par value $.10 per share, of the Company (the "SHARES").

    The parties intend to effect such acquisition through a tender offer on the terms described below, followed by a merger of the Company with the Purchaser on the terms described below (the "MERGER").

    THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which all parties hereby acknowledge, the parties agree as follows:

                                   ARTICLE I
                                THE TENDER OFFER

    1.1 THE TENDER OFFER. (a) Provided that this Agreement has not been terminated in accordance with ARTICLE VII and none of the events referred to in ANNEX A (other than the events referred to in CLAUSES (I) and (II) of the second paragraph of ANNEX A and CLAUSE (J) of ANNEX A) has occurred or is existing, within five business days of the date of this Agreement, the Purchaser will commence a tender offer (the "OFFER"), subject to the Minimum Condition described below, to purchase a total of at least 8,704,238 Shares (which will represent not less than 51% of the outstanding Shares on a fully diluted basis) at a price of $19.00 per Share (as such amount may be increased in accordance with the terms of this Agreement, the "PER SHARE AMOUNT") net to the seller in cash. The Purchaser agrees to accept for payment a total of at least 8,704,238 Shares validly tendered pursuant to the Offer as soon as legally permissible, and to pay for all such Shares as promptly as practicable, upon the terms and subject to the conditions of the Offer, as it may be revised as permitted by this Agreement. The obligation of Purchaser to commence the Offer will be subject only to conditions set forth in ANNEX A, and the obligation of Purchaser to accept for payment, purchase, and pay for the Shares tendered pursuant to the OFFER will be subject to such conditions and to the further condition that 8,704,238 Shares have been validly tendered and not withdrawn prior to the expiration date of the offer (the "MINIMUM CONDITION"). If the Minimum Condition is not satisfied on any Expiration Date of the Offer, the Purchaser may, in Purchaser's discretion, extend the Offer for a period or periods not to exceed, in the aggregate, ten business days. The Purchaser specifically reserves the right to increase the price per share payable in the Offer, to extend the expiration date of the Offer (unless, after January 31, 1999, all conditions to the Offer listed on ANNEX A are fulfilled), and to make any other changes in the terms and conditions of the Offer (provided that, unless previously approved by the Company in writing, no change may be made that decreases the price per Share payable in the Offer, that changes the form of consideration to be paid in the Offer, that reduces the minimum number of Shares to be purchased in the Offer, that imposes conditions to the Offer in addition to those set forth in ANNEX A, or that broadens the scope of such conditions). Notwithstanding the foregoing, Purchaser (i) shall extend the Offer for any period required by any rule, regulation or interpretation of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer, and (ii) may, without the consent of the Company, extend the Offer for an aggregate period of not more than 10 business days beyond the latest applicable date that would otherwise be permitted under clause (i) of this sentence if, as of such date, all of the offer conditions are satisfied or waived by Purchaser, but the number of Shares validly tendered and not withdrawn pursuant to the Offer is less than 90% of the then outstanding Shares on a fully diluted basis. The parties agree that the conditions set forth in ANNEX A are for the sole benefit of the Purchaser and may be asserted by the Purchaser regardless of the circumstances giving rise to any such condition (including any action or inaction by the Purchaser or the Parent, if such action or inaction by the Purchaser or the Parent is not taken knowingly or intentionally for the purpose of breaking the Minimum Condition or one or more of the conditions contained in ANNEX A) or may be waived by the Purchaser, in whole or in part, at any time and from time to time, in its sole discretion. The failure by the Purchaser at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances will not be deemed a waiver with respect to other facts or circumstances, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time. Any good faith determination by the Purchaser with respect to any of the foregoing conditions (including, without limitation, the satisfaction of such conditions) will be final and binding on all parties. The Per Share Amount will be paid net to the seller in cash, less any required withholding taxes, on the terms and subject to the conditions of the Offer. If at the time of the Expiration Date (or at the expiration of a proper extension), the Company is purchasing Shares pursuant to the Offer and if at such time a greater number of Shares than 8,704,238 Shares has been tendered into the Offer and not withdrawn, then 8,704,238 Shares will be purchased on a pro rata basis. The Company agrees that no Shares held by the Company or any of its subsidiaries will be tendered in the Offer. The Company hereby consents to the Offer and represents that (a) its Board of Directors, at a meeting duly called and held (i) determined at such time that the Offer and the Merger, taken together, are fair to the Company and its stockholders and in the best interests of the holders of the Shares; (ii) resolved at such time to recommend acceptance of the Offer and approval and adoption of this Agreement, the Merger, and the transactions contemplated by this Agreement by the stockholders of the Company prior to such purchase; and
(iii) irrevocably approved the Offer, the Merger, this Agreement, and the transactions contemplated by this Agreement for the purposes of Section 203 of the Delaware General Corporation Law (the "DGCL") and any other state or federal statute, regulation, or rule that the Purchaser has identified, or that is known after reasonable inquiry, to the Company requiring prior approval by the Board of Directors of the Company of this Agreement, the Merger, the Offer, or the other transactions contemplated by this Agreement and (b) Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), the Company's financial advisor (the "ADVISOR"), has delivered to the Board of Directors of the Company its opinion that, subject to the limitations and qualifications set forth in such opinion, the Per Share Amount is fair from a financial point of view to the holders of the Shares.

    (b) As promptly as practicable on the date of the commencement of the Offer, the Parent and the Purchaser will file with the SEC a Tender Offer Statement on
Schedule 14D-1 with respect to the Offer under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), which will (i) reflect the execution and delivery of this Agreement; (ii) set forth the Offer as provided for in this Agreement; and (iii) contain or incorporate by reference a form of letter of transmittal and summary advertisement.

    (c) The Purchaser will promptly disseminate the offer to purchase referred to in SECTION 1.1(B) (as amended pursuant to this Agreement, the "Offer to Purchase" and, collectively with all other schedules and exhibits required to be filed with the SEC, the "Offer Documents") to the holders of the Shares, reflecting the terms set forth in this Agreement. The Offer Documents will contain the recommendation of the Board of Directors of the Company that the holders of the Shares accept the Offer as described in SECTION 1.1(A) and may make reference to the opinion of the Advisor referred to in SECTION 1.1(A) and include or incorporate such opinion. The Purchaser and the Company, with respect to written information supplied by the Company specifically for use in the Offer Documents or based upon information pertaining to the Company in the Company Reports (as defined in SECTION 3.6), agree promptly to correct any information in the Offer Documents that becomes false or misleading in any material respect. Subject to SECTION 1.2(B), the Purchaser further agrees to take all steps to cause the Offer Documents to be disseminated to the holders of Shares, as and to the extent required by applicable law. The Company and its counsel will be given an opportunity to review and comment on the Offer Documents prior to their being filed with the SEC. The Parent and the Purchaser will promptly provide to the Company any written comments they receive from the SEC with respect to the Offer Documents.

    1.2 COMPANY ACTIONS. (a) The Company hereby agrees to file with the SEC as soon as practicable on or after the date of commencement of the Offer, and promptly mail to its stockholders, a Solicitation/ Recommendation Statement on
Schedule 14D-9 (together with all schedules, amendments, and supplements, the "SCHEDULE 14D-9") containing the recommendations of the Board of Directors of the Company referred to in SECTION 1.1 (subject to the right of the Board of Directors of the Company to withdraw such recommendations if it is obligated to do so by its fiduciary obligations under applicable law) and the opinion of the Advisor referred to in SECTION 1.1(A). The Purchaser and its counsel will be given an opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC. The Company will promptly provide to the Parent and the Purchaser any written comments it receives from the SEC with respect to the
Schedule 14D-9.

    (b) The Company has been advised that the persons named on ANNEX B-1 have entered into the Stock Tender Agreement in the form of ANNEX B-2 (the "STOCK TENDER AGREEMENT"). The Schedule 14D-9, at the time it is first published, disseminated, or mailed to the stockholders of the Company, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Company agrees promptly to take all steps necessary to cause the
Schedule 14D-9 to be corrected to the extent requested by the Parent to reflect any change in information concerning the Parent, the Purchaser, or the Offer, and, as corrected, to be filed with the SEC and disseminated to the stockholders of the Company, as and to the extent required by applicable law.

    (c) In connection with the Offer, the Company will promptly furnish the Purchaser with mailing labels, security position listings, and any available listing or computer files containing the names and addresses of the record holders of Shares as of the most recent practicable date and will furnish the Purchaser with such information and assistance (including updated lists of security position listings and listing or computer files) as the Purchaser or its agents may reasonably request in order to communicate the Offer to the record and beneficial holders of Shares. Subject to applicable law and except for such steps as are necessary to disseminate the Offer Documents, the Purchaser and its affiliates will hold in confidence the information contained in any such labels, listings, and files, will use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated, will deliver to the Company all copies of such information in its possession.

    1.3 BOARD OF DIRECTORS. (a) Effective upon the payment by the Purchaser for Shares pursuant to the Offer, the Purchaser will be entitled to designate that number of directors of the Company, rounded up to the next whole number, that equals the product of (x) the total number of directors on the Board of Directors (giving effect to the election or appointment of any additional directors pursuant to this SECTION 1.3) and (y) the percentage that the number of Shares on a fully diluted basis owned by the Parent and the Purchaser (including Shares accepted for payment) bears to the total number of outstanding Shares. The Board of Directors of the Company will at all relevant times be composed of a sufficient number of directors so that the right of the Purchaser under this SECTION 1.3(A) and the right of the Company under SECTION 1.3(B) to have at least 2 Continuing Directors (as defined in SECTION 1.3(B)) will not be impaired. The Company will at such time cause the designees of the Purchaser to be elected to or appointed by the Board of Directors, including, without limitation, increasing the number of directors, amending its bylaws, using its reasonable best efforts to obtain resignations of incumbent directors, and, to the extent necessary, filing with the SEC and mailing to its stockholders the information required by Section 14(f) of the Exchange Act and the rules promulgated thereunder, as promptly as possible. The Parent and the Purchaser will supply any information with respect to themselves and their respective nominees, officers, directors, and affiliates required by Section 14(f) of the Exchange Act and such rules to the Company. Upon written request by the Purchaser, the Company will use its reasonable best efforts to cause the designees of the Purchaser to constitute the same percentage of representation as is on the Board of

Directors after giving effect to this SECTION 1.3 on (i) each committee of the Board of Directors; (ii) the board of directors of each subsidiary of the Company; and (iii) each committee of such subsidiaries' boards of directors.

    (b) Following the election or appointment of the designees of the Purchaser pursuant to this SECTION 1.3 and prior to the Effective Time, any amendment or termination of this Agreement, extension for the performance of the obligations or other acts of the Parent and the Purchaser, or waiver of the rights of the Company under this Agreement, will (if and to the extent that there are any then serving directors of the type specified below) require the approval of a majority of the then serving directors of the Company who are directors on the date of this Agreement (the "CONTINUING DIRECTORS"). Prior to the Effective Time, there will be no fewer than 2 Continuing Directors. If, prior to the Effective Time, the number of Continuing Directors is one, such remaining Continuing Director will be entitled to appoint directors to fill the vacancies created and such appointees will be Continuing Directors for the purposes of this Agreement. The Continuing Directors may not be removed prior to the Effective Time.

                                   ARTICLE II
                                   THE MERGER

    2.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, the Purchaser will be merged with and into the Company as soon as practicable following the satisfaction or waiver of the conditions set forth in ARTICLE VI. Following the Merger, the Company will continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of the Purchaser will cease. At the election of the Parent or the Purchaser, any one or more direct or indirect wholly-owned subsidiaries of the Parent incorporated under the laws of the State of Delaware may be substituted for the Purchaser as a constituent corporation in the Merger. As used in this Agreement, the term "Purchaser" refers to any such substituted corporation.

    2.2 EFFECTIVE TIME. The Merger will be consummated by filing with the Delaware Secretary of State a certificate of merger or certificate of ownership and merger in accordance with the DGCL (the "CERTIFICATE OF MERGER") in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL, and such other documents as may be required by the provisions of the DGCL. The Merger will be effective at the time of such filing or at such later time as is specified in the Certificate of Merger in accordance with the provisions of the DGCL. Such time of effectiveness is referred to as the "EFFECTIVE TIME."

    2.3  EFFECTS OF THE MERGER.  The Merger will have the effects set forth in
Section 259 of the DGCL. As of the Effective Time, the Company will be a wholly-owned direct or indirect subsidiary of the Parent. Without limiting the foregoing, at the Effective Time, all properties, rights, privileges, powers, and franchises of the Company and the Purchaser will vest in the Surviving Corporation and all debts, liabilities, obligations, and duties of the Company and the Purchaser will become the debts, liabilities, obligations, and duties of the Surviving Corporation.

    2.4 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Company as in effect at the Effective Time will be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law, except that at the election of the Purchaser, the Company will amend its Certificate of Incorporation immediately prior to the Effective Time to conform as nearly as possible to the Certificate of Incorporation of the Purchaser.

    2.5 BYLAWS. The Bylaws of the Purchaser as in effect immediately prior to the Effective Time will be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

    2.6 DIRECTORS. The directors of the Purchaser at the Effective Time will be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified.

    2.7 OFFICERS. The officers of the Company at the Effective Time will be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified.

    2.8  CONVERSION OF THE SHARES.  At the Effective Time:

    (a) Each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares held by the Parent, the Purchaser, the Company, or any direct or indirect subsidiary of the Parent or the Company and (ii) any Dissenting Shares (as defined in SECTION 2.9)) will, without further action by the Parent, the Purchaser, or the Company, automatically be cancelled and extinguished and converted into the right to receive in cash the Per Share Amount (the "MERGER CONSIDERATION") without interest, less any required withholding taxes, upon surrender of the certificate formerly representing such Share in accordance with SECTION 2.11.

    (b) Each Share issued and outstanding immediately prior to the Effective Time that is owned or held by the Parent, the Purchaser, the Company, or any direct or indirect subsidiary of Parent or the Company will be cancelled and retired and cease to exist, without any conversion, and no payment will be made with respect to any such Share.

    2.9 DISSENTING SHARES. (a) Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders that have complied in all respects with the requirements of the DGCL concerning the right of a stockholder of the Company to dissent from the Merger and to require an appraisal of such Shares in the manner provided in the DGCL, if applicable, and that, as of the Effective Time, have not effectively withdrawn or lost such right to appraisal (the "DISSENTING SHARES") will not be converted into or represent a right to receive the Merger Consideration pursuant to SECTION 2.8, but the holders of such Dissenting Shares will be entitled only to such rights as are granted under
Section 262 of the DGCL. Each holder of Dissenting Shares that becomes entitled to payment for such Shares pursuant to such section of the DGCL will receive payment for such Dissenting Shares from the Surviving Corporation in accordance with the DGCL; PROVIDED, HOWEVER, that to the extent that any holder or holders of Shares have failed to establish the entitlement to appraisal rights as provided in Section 262 of the DGCL, such holder or holders (as the case may be) will forfeit the right to appraisal of such Shares and each such Share will thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive payment from the Surviving Corporation of the Merger Consideration, without interest, as provided in SECTION 2.8.

    (b) The Company will give the Parent and the Purchaser (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal, and any other instrument served pursuant to Section 262 of the DGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL. The Company will not, except with the express written consent of the Parent, voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands.

    2.10 CONVERSION OF THE COMMON STOCK OF THE PURCHASER. Each share of the common stock of the Purchaser issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder of such stock, be converted into and represent one validly issued, fully paid, and nonassessable share of common stock, par value $.10 per share, of the Surviving Corporation.

    2.11 PAYMENT FOR SHARES. (a) Prior to the Effective Time, the Purchaser will appoint a bank or trust company reasonably acceptable to the Company as agent for the holders of Shares (the "PAYING AGENT") to receive and disburse the cash to which holders of Shares become entitled pursuant to SECTION 2.8. At the

Effective Time, the Purchaser or the Parent will provide the Paying Agent with sufficient cash to allow the Merger Consideration to be paid by the Paying Agent for each Share then entitled to receive the Merger Consideration (the "PAYMENT FUND").

    (b) Promptly after the Effective Time, the Purchaser or the Parent will cause the Paying Agent to mail to each record holder immediately prior to the Effective Time of an outstanding certificate or certificates representing Shares that as of the Effective Time represent the right to receive the Merger Consideration (the "CERTIFICATES"), a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with its instructions and such other documents as may be requested, the holder of such Certificate will be entitled to receive in exchange for such Certificate, subject to any required withholding of taxes, the Merger Consideration and such Certificate will forthwith be cancelled. No interest will be paid or accrued on the Merger Consideration upon the surrender of the Certificates. If payment or delivery is to be made to a person other than the person in whose name the Certificate surrendered is registered, it will be a condition of payment or delivery that the Certificate so surrendered be properly endorsed, with signature properly guaranteed, or otherwise be in proper form for transfer and that the person requesting such payment or delivery pay any transfer or other taxes required by reason of the payment or delivery to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this SECTION 2.11, each Certificate (other than Certificates held by persons referred to in SECTION 2.8(A)(I) and (II)) will represent for all purposes only the right to receive the Merger Consideration, without interest and subject to any required withholding of taxes. Notwithstanding the foregoing, neither the Paying Agent nor any party to this Agreement will be liable to a holder of Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat, or similar laws.

    (c) Promptly following the date that is six months after the Effective Time, the Paying Agent will return to the Surviving Corporation all cash, certificates, and other property in its possession that constitute any portion of the Payment Fund, and the duties of the Paying Agent will terminate. Thereafter, each holder of a Certificate formerly representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat, and similar laws) receive in exchange therefor the Merger Consideration without any interest. Neither the Parent, the Purchaser, nor the Surviving Corporation will be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat, or similar laws. If Certificates are not surrendered prior to midnight on the fourth anniversary of the Effective Time, unclaimed amounts of the Payment Fund will, to the extent permitted under applicable law, become the property of the Surviving Corporation. Notwithstanding the foregoing, the Surviving Corporation will be entitled to receive from time to time all interest or other amounts earned with respect to the Payment Fund as such amounts accrue or become available.

    (d) Any portion of the Payment Fund for which rights to dissent have been perfected will be returned to the Surviving Corporation upon demand.

    (e) After the Effective Time there will be no registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time.

    2.12 CLOSING. Upon the terms and subject to the conditions of this Agreement, as soon as practicable after all the conditions to the obligations of the parties to effect the Merger under Article VI have been satisfied or waived, the Company and the Purchaser will (a) file with the Secretary of State of Delaware the Certificate of Merger and (b) take all such other and further actions as may be required by law to make the Merger effective. Contemporaneous with the filing referred to in this SECTION 2.12, a closing (the

"CLOSING") will be held at the offices of Hughes & Luce, L.L.P., 1717 Main Street, Suite 2800, Dallas, Texas or at such other location as the parties to this Agreement may establish for the purpose of confirming all the foregoing. The date and the time of such Closing are referred to as the "CLOSING DATE."

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to the Parent and the Purchaser that:

    3.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and any necessary governmental authority to own, operate, and lease its properties and assets and to carry on its business as it is now being conducted, except for failures to have such power and authority as is not reasonably expected to result in a Company Material Adverse Effect (as defined below). The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except for failures to be so qualified or licensed and in good standing as is not, individually or in the aggregate, reasonably expected to result in a Company Material Adverse Effect. Copies of the Certificate of Incorporation and Bylaws of the Company, including all amendments, have been delivered to the Parent and the Purchaser and such copies are accurate and complete. The Certificate of Incorporation and Bylaws of the Company are in full force and effect and the Company is not in default of the performance, observation, or fulfillment of any provision of its Certificate of Incorporation or Bylaws. For the purposes of this Agreement, "COMPANY MATERIAL ADVERSE EFFECT" means any change or effect, other than a change or effect involving MatriDigm Corporation, that, individually or when taken together with all such other changes or effects, is reasonably expected to be materially adverse to the condition (financial or other), business, operations, properties, assets, liabilities, prospects, or results of operations of the Company and its subsidiaries, taken as a whole.

    3.2 SUBSIDIARIES. The Company is, directly or indirectly, the record and beneficial owner of all the outstanding shares of capital stock of each of its subsidiaries (other than directors' qualifying shares), there are no proxies or voting agreements with respect to any such shares, and no equity security of any of its subsidiaries is or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any subsidiary, and there are no contracts, commitments, understandings, or arrangements by which any subsidiary is bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. All such shares directly or indirectly owned by the Company are owned by the Company or a wholly owned subsidiary, free and clear of any claim, lien, encumbrance, or agreement. Each subsidiary of the Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority and any necessary governmental authority to own, operate, or lease its properties and assets and to carry on its business as it is now being conducted, except for failures as are not, individually or in the aggregate, reasonably expected to result in a Company Material Adverse Effect. Each subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except for failures to be so qualified, licensed, or in good standing as are not, individually or in the aggregate, reasonably expected to result in a Company Material Adverse Effect. Copies of the charter documents, bylaws, or equivalent organizational documents of each subsidiary of the Company have been delivered to the Parent and are accurate and complete. Neither the Company nor any subsidiary of the Company (a) beneficially owns any material equity interests in any entities that are not subsidiaries of the Company or (b) is party to any material joint venture, partnership, or similar arrangement other than its joint venture with Logan Systems, Inc. and its interest in the United Records joint venture.

    3.3 AUTHORIZED CAPITAL. The authorized capital stock of the Company consists solely of 30,000,000 shares of common stock, $.10 par value per share, of which 13,738,144 shares were outstanding as of September 30, 1998, and 2,000,000 shares of preferred stock, $10.00 par value per share, of which no shares are outstanding. All of the outstanding Shares have been duly authorized and are validly issued, fully paid, nonassessable, and free of preemptive rights. There are outstanding options to purchase up to 3,328,989 Shares. Except as set forth above or on SCHEDULE 3.3 and there are no preemptive rights nor any outstanding subscriptions, options, warrants, rights, convertible securities, or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any of its subsidiaries. There are no voting trusts or other understandings to which the Company or any of its subsidiaries is a party with respect to the voting capital stock of the Company or any of its subsidiaries.

    3.4 CORPORATE AUTHORIZATION. The Company has the full corporate power and authority to execute and deliver this Agreement and, subject to any necessary stockholder approval of the Merger, to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance by the Company of this Agreement and the consummation by the Company of the Merger and of the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and, except for any required approval of the Merger and any adoption of this Agreement by the stockholders of the Company in connection with the consummation of the Merger, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

    3.5 APPROVALS; NO VIOLATIONS. Except for applicable requirements of the Exchange Act and the Hart-Scott-Rodino Anti-trust Improvements Act of 1976 (the "HSR ACT") and the filing of the Certificate of Merger as required by the DGCL, no filing with, and no permit, authorization, consent, or approval of, any foreign or domestic public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement. Except as set forth on SCHEDULE 3.5, the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement and the compliance by the Company with any of the provisions of this Agreement will not (a) conflict with or result in any breach of any provision of the charters of bylaws or equivalent organizational documents of the Company or any of its subsidiaries; (b) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement, or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound; or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Company, any of its subsidiaries or any of their properties or assets; except such violations, conflicts, breaches, defaults, terminations, or accelerations referred to in this SECTION 3.5 as are not, individually or in the aggregate, reasonably expected to result in a Company Material Adverse Effect or materially adversely affect the ability of any party to perform its obligations under this Agreement.

    3.6 SEC FILINGS; FINANCIAL STATEMENTS. At least since December 31, 1993, the Company has timely filed with the SEC all forms, reports, statements, and documents required to be filed by it pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "SECURITIES ACT"), and the Exchange Act, and the rules and regulations promulgated thereunder, together with all amendments thereto (collectively, and including, when filed, the Schedule 14d-9, the "COMPANY REPORTS") and has otherwise complied in all material respects with the requirements of the Securities Act and the Exchange Act. The Company will promptly deliver to the Purchaser any Company Report filed by the Company after the date of this Agreement. As of their respective dates, the Company Reports did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were or will be made, not misleading. Each of the historical consolidated balance sheets included in or incorporated by reference into the Company Reports as of its date and each of the historical consolidated statements of income and earnings, stockholders' equity, and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents or will fairly present the consolidated financial condition, results of operations, stockholders' equity, and cash flows, as the case may be, of the Company and its subsidiaries for the periods set forth (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved. The Company maintains a system of internal accounting controls sufficient to provide that transactions are executed in accordance with management's general or specific authorization, transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, access to assets is permitted only in accordance with management's general or specific authorization, and the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    3.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the consolidated balance sheet of the Company as of September 30, 1998, and except as set forth in the Company Reports, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent, or otherwise, that would be required to be included on a consolidated balance sheet of the Company and its subsidiaries as of September 30, 1998 prepared in accordance with generally accepted accounting principles, and that are, individually or in the aggregate, reasonably expected to result in a Company Material Adverse Effect. Since September 30, 1998, the Company and its subsidiaries have conducted their respective businesses in a manner consistent with past practices, and neither the Company nor any of its subsidiaries has become subject to any liabilities or obligations that would be required to be included on a consolidated balance sheet of the Company and its subsidiaries prepared in accordance with generally accepted accounting principles and that are, individually or in the aggregate, reasonably expected to result in a Company Material Adverse Effect, other than liabilities or obligations incurred in the ordinary course of business consistent with past practices or incurred in connection with the Offer, this Agreement, or the Merger and disclosed in the Company Reports or consisting of reasonable legal, printing, accounting, and other customary fees incurred in connection with the Offer, this Agreement, or the Merger.

    3.8 COMPLIANCE WITH APPLICABLE LAW. The Company and each of its subsidiaries currently hold and are in compliance with the terms of all licenses, permits, and authorizations necessary for the lawful conduct of their respective businesses, and have complied with, and neither the Company nor any of its subsidiaries is in violation of, or in default under, the applicable statutes, ordinances, rules, regulations, orders, or decrees of any federal, state, local, or foreign governmental bodies, agencies, or authorities having, asserting, or claiming jurisdiction over it or over any part of its operations or assets, except for violations that would not, individually or in the aggregate, result in a Company Material Adverse Effect. The businesses of the Company and its subsidiaries are not being and have not been conducted in violation of any law, ordinance, or regulation of any governmental authorities and regulatory agencies except for violations as are not, individually or in the aggregate, reasonably expected to result in a Company Material Adverse Effect. No investigation or review by any governmental authorities and regulatory agencies with respect to the Company or any of its subsidiaries is pending or, to the best knowledge of the Company, threatened, nor, to the best knowledge of the Company, have any governmental authorities and regulatory agencies indicated an intention to conduct such an investigation or review, and no fine has been levied against, or order entered with respect to, the Company or any subsidiary by any regulatory authority.

    3.9  TERMINATION, SEVERANCE, AND EMPLOYMENT AGREEMENTS.  Set forth on
SCHEDULE 3.9 is a complete and accurate list of each (a) employment, severance, or collective bargaining agreement not terminable without liability or obligation on 60 days' or less notice; (b) agreement with any director, executive officer, or other key employee, agent, or contractor of the Company or any subsidiary of the Company (i) the benefits of which are contingent, or the terms of which are materially altered, on the occurrence of a transaction involving the Company or any subsidiary of the Company of the nature of any of the transactions contemplated by this Agreement or relating to an actual or potential change in control of the Company or any of its subsidiaries or (ii) providing any term of employment or other compensation guarantee or extending severance benefits or other benefits after termination not comparable to benefits available to employees, agents, or contractors generally; (c) agreement, plan, or arrangement under which any person may receive payments that may be subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986 (the "CODE") or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (d) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan, or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; provided that no matter need be described in SCHEDULE 3.9 which is otherwise specifically described or referenced herein or which involves payments in the aggregate of less than $100,000 by the Company. Except as disclosed on
SCHEDULE 3.9, since December 31, 1995, neither the Company nor any of its subsidiaries has entered into or amended any employment or severance agreement with any director, officer, or key employee, agent, or contractor, or, granted any severance or termination pay to any officer, director, or key employee, agent, or contractor of the Company or any of its subsidiaries.

    3.10  EMPLOYEE BENEFITS.  No "employee pension benefit plan" (as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) ("PENSION PLAN") is a "multiemployer plan" (within the meaning of ERISA), nor has the Company, or any of its subsidiaries or any other person that, together with the Company, is or has been treated as a single employer under Section 414(b), (c), (m), or (o) of the Code (each a "COMMONLY CONTROLLED ENTITY") ever contributed or been required to contribute to any multiemployer plan. Each Pension Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter that is reasonably expected to affect the qualified status of such Pension Plan. None of the "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), or other plans, arrangements, or policies relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits, and other employee benefits, in each case maintained, or contributed to, or required to be maintained or contributed to, by the Company or any Commonly Controlled Entity for the benefit of any current or former employees, officers, agents, or directors (or any beneficiaries of such persons) of the Company or any of its subsidiaries (collectively, "BENEFIT PLANS") promises or provides medical benefits to any person after termination of employment with the Company or any agency of the Company, except as otherwise required by law in the applicable jurisdiction. Each individual who is paid for services in any form by the Company or any Commonly Controlled Entity and who is treated by the Company or a Commonly Controlled Entity as an independent contractor for federal income tax purposes (including, without limitation, Code provisions applicable or relating to employee benefit plans), state unemployment tax purposes, or any other purpose, is an independent contractor for such purpose. Except where it is not reasonably expected to result in a Company Material Adverse Effect: (a) each Benefit Plan has been administered in accordance with its terms; (b) the Company and all the Benefit Plans are all in compliance with applicable provisions of ERISA, the Code, and all other applicable laws; (c) each Benefit Plan could be amended or terminated without liability to the Company, any Commonly Controlled Entity, the Purchaser, or the Parent on or at any time after the Effective Time; (d) neither the Company nor any Commonly Controlled Entity has incurred any liability, and no event has occurred that would result in any liability, to a Pension Plan (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due) that has not been fully paid; (e) neither the Company nor any Commonly Controlled Entity has incurred any direct or indirect liability under, arising out of, or by operation of Title IV of ERISA, in connection with the termination of, or withdrawal from, any Pension Plan or other requirement plan or arrangement, and no fact or event exists that is reasonably expected to give rise to any such liability; and (f) the aggregate accumulated benefit obligations of each Pension Plan subject to Title IV of ERISA do not exceed the fair market value of the assets of such Pension Plan.

    3.11 TAXES. The Company and its subsidiaries have timely filed all federal income tax returns and reports and other material returns and reports relating to federal, state, local, and foreign taxes required to be filed. Such reports and returns are true, correct and complete, except for such failures to be true, correct and complete as are not, individually or in the aggregate, reasonably expected to result in a Company Material Adverse Effect. The Company and its subsidiaries have paid or made adequate provision for all taxes owed except taxes that if not so paid or provided for is not reasonably expected to result in a Company Material Adverse Effect, and, except as disclosed in SCHEDULE 3.11, no unpaid deficiencies in taxes or other governmental charges for any period have been proposed or assessed by any government taxing authority and, to the knowledge of the Company, no government tax authority is threatening to propose or assess against the Company or any of its subsidiaries any such deficiency or charge that is, individually or in the aggregate, reasonably expected to result in a Company Material Adverse Effect. The Company and its subsidiaries have withheld or collected and paid over to the appropriate governmental authorities or are properly holding for such payment all taxes required by law to be withheld or collected, except for such failures to have so withheld or collected and paid over, or to be so holding for payment as are not, individually or in the aggregate, reasonably expected to result in a Company Material Adverse Effect. There are no material liens for taxes upon the assets of the Company or its subsidiaries, other than liens for current taxes not yet due and payable and liens for taxes that are being contested in good faith by appropriate proceedings diligently prosecuted. Neither the Company nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code. Neither the Company nor any of its subsidiaries has made any election under Section 341(f) of the Code.

    3.12 LITIGATION. There is no suit, claim, action, proceeding, or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any court, regulatory agency, or tribunal as to which an adverse determination is reasonably considered probable that, individually or in the aggregate, is reasonably expected to result in a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction, or decree that, individually or in the aggregate, is reasonably expected to result in a Company Material Adverse Effect or would prevent or delay the consummation of the transactions contemplated by this Agreement.

    3.13 ENVIRONMENTAL MATTERS. Except for matters disclosed in SCHEDULE 3.13 and except for matters that are not reasonably expected to result, individually or in the aggregate with all other such matters, in liability to the Company or any of its subsidiaries in excess of $200,000, (i) the properties, operations and activities of the Company and its subsidiaries are in compliance with all applicable Environmental Laws; (ii) the Company and its subsidiaries and the properties and operations of the Company and its subsidiaries are not subject to any existing, pending or, to the knowledge of the Company, threatened action, suit, claim, investigation, inquiry or proceeding by or before any governmental authority under any Environmental Laws; (iii) all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by the Company or any of its subsidiaries under any Environmental Laws in connection with any aspect of the business of the Company or its subsidiaries, including without limitation those relating to the treatment, storage, disposal or release of a hazardous or otherwise regulated substance, have been duly obtained or filed and will remain valid and in effect after the Merger, and the Company and its subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (iv) the Company and its subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any governmental authority under any Environmental Laws, and the Company and its subsidiaries have not received any notice of noncompliance with any such financial responsibility requirements; (v) to the

Company's knowledge, there are no physical or environmental conditions existing on any property of the Company or its subsidiaries or resulting from the Company's or such subsidiaries' operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations imposed on the Company or any of its subsidiaries under any Environmental Laws or that would impact the soil, groundwater or surface water or human health (to the extent of exposure to hazardous substances); (vi) to the Company's knowledge, since the effective date of the relevant requirements of applicable Environmental Laws and to the extent required by such applicable Environmental Laws, all hazardous or otherwise regulated substances generated by the Company and its subsidiaries have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage, and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes;
(vii) there has been no exposure of any person or property to hazardous substances or any pollutant or contaminant, nor has there been any release of hazardous substances, or any pollutant or contaminant into the environment by the Company or its subsidiaries or in connection with their properties or operations that is reasonably expected to give rise to any claim against the Company or any of its subsidiaries for damages or compensation; and (viii) subject to restrictions necessary to preserve any attorney client privilege, the Company and its subsidiaries have made available to Parent all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of the Company or its subsidiaries relating to any of the current or former properties or operations of the Company and its subsidiaries.

    For purposes of this Agreement, the term "ENVIRONMENTAL LAWS" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Entity pertaining to health (to the extent of exposure to hazardous substances) the environment currently in effect in any and all jurisdictions in which the Company and its subsidiaries own property or conduct business, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990 ("OPA"), any state laws implementing the foregoing federal laws, and all other environmental conservation or protection laws. For purposes of this Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA and RCRA and shall include petroleum and petroleum products, radon and PCB's, and the term "disposal" has the meaning specified in RCRA; PROVIDED, HOWEVER, that to the extent the laws of the state in which the property is located establish a meaning for "hazardous substance," "release," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

    3.14. VOTING REQUIREMENTS. The Board of Directors of the Company has approved the Offer, the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Offer, the Merger and the Agreement the provisions of Section 203 of the DGCL. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock in favor of adoption of this Agreement and the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby under any applicable law, rule or regulations or pursuant to the requirements of the Company's certificate of incorporation or bylaws.

    3.15. FINDERS AND INVESTMENT BANKERS; TRANSACTION EXPENSES. Neither the Company nor any of its officers or directors has employed any investment banker, business consultant, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, except for DLJ and Paul Stoffel, or incurred any liability for any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby, except for fees payable to DLJ (as reflected in agreements between such firms and the Company, copies of which have been delivered to Parent).

    3.16. INSURANCE. The Company and each of its subsidiaries are currently insured, and during each of the past five calendar years have been insured, for reasonable amounts against such risks as companies engaged in a similar business and similarly situated would, in accordance with good business practice, customarily be insured.

    3.17. TITLE TO PROPERTIES; ENTIRE BUSINESS. The Company and its subsidiaries have good title or a valid and subsisting leasehold interest in and to or a valid and enforceable license to use all material assets, properties and rights owned, used or held of use by them in the conduct of their respective businesses, in each case, free and clear of any Liens other than Permitted Liens. The Company and its subsidiaries own or have sufficient right to use all assets and properties necessary to conduct their businesses in the manner in which they are currently conducted. As used herein, "PERMITTED LIENS" mean: (i) a lien of a landlord, carrier, warehouseman, mechanic, materialman, or any other statutory lien arising in the ordinary course of business; (ii) a lien for taxes not yet due or being contested in good faith; (iii) with respect to the right of the Company or its subsidiaries to use any property leased to the Company or its subsidiaries, arises by the terms of the applicable lease; (iv) a purchase money security interest arising in the ordinary course of business; or (v) does not materially detract from the value of the encumbered property or assets or materially detract from or interfere with the use of the encumbered property or assets in the ordinary course of business.

    3.18. INTELLECTUAL PROPERTY RIGHTS. Except as set forth in SCHEDULE 3.18, the Company and its subsidiaries have the right to use all of the material trademarks and trade names utilized by it in the conduct of its business and any other computer software and software licenses, intellectual property, proprietary information, trade secrets, trademarks, trade names, copyrights, material and manufacturing specifications, drawings and designs used by the Company or any of its subsidiaries and material to the operation of the business of the Company or any of its subsidiaries (collectively, "Intellectual Property"), without infringing on or otherwise acting adversely to the rights or claimed rights of any person, except to the extent such infringement or actions adverse to another's rights or claimed rights is not reasonably expected to have a Company Material Adverse Effect. Except as set forth on such SCHEDULE 3.18, neither the Company nor any of its subsidiaries is obligated to pay any royalty or other consideration material to the Company and its subsidiaries taken as a whole to any person in connection with the use of any Intellectual Property. Except as set forth in such SCHEDULE 3.18 and as is not reasonably expected to have a Company Material Adverse Effect, to the Company's knowledge, no other person is infringing on the rights of the Company and its subsidiaries in any of their Intellectual Property.

    3.19 LARGEST CUSTOMERS. The Company has made available to Parent a list of the 10 largest customers by dollar volume of the Company and its subsidiaries (the "LARGEST CUSTOMERS"), with the amount of revenues attributable to each such customer, for each fiscal years ending December 31, 1996 and 1997. Except as previously disclosed, none of the Largest Customers has terminated or materially altered its relationship with the Company since January 1, 1996 or, to the Company's knowledge, threatened to do so or otherwise notified the Company of its intention to do so, and there has been no material dispute with any of the Largest Customers since January 1, 1996.

    3.20 YEAR 2000 COMPLIANCE. The disclosures in the Company's Annual Report on Form 10-K for the year ending December 31, 1997 and in its Quarterly Report on Form 10-Q for the quarter ending June 30, 1998 regarding the "status of Year 2000 Compliance" met the applicable standards (as generally understood by legal practitioners) required with regard thereto as of the dated filed, and such disclosures continue to be correct, in light of the circumstances made and when measured against the disclosure standards sought to be satisfied, in all material respects as if made on the date of this Agreement.

    3.21 CERTAIN MATERIAL CONTRACTS. The Company has disclosed to the Purchaser and the Parent all agreements and arrangements (whether written or oral and including all amendments thereto) to which the Company or any of its Subsidiaries is a party or a beneficiary or by which the Company or any of its Subsidiaries is bound that are material, directly or indirectly, to the business of the Company and any of its Subsidiaries, taken as a whole (collectively, the "MATERIAL CONTRACTS"). The Company and its Subsidiaries have performed all of its obligations under each Material Contract, and there exist no breach or default, or event that with notice or lapse of time would constitute a breach or default under any Material Contract except as is not reasonably expected to have a Company Material Adverse Effect.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                        OF THE PARENT AND THE PURCHASER

    Each of the Parent and the Purchaser represents and warrants to the Company as follows:

    4.1 ORGANIZATION AND QUALIFICATION. Each of the Parent and the Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and any necessary governmental authority to carry on its business as now conducted. Each of the Parent and the Purchaser is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except for failures to be so duly qualified or licensed and in good standing as are not, individually or in the aggregate, reasonably expected to result in a Parent Material Adverse Effect. For the purposes of this Agreement, "PARENT MATERIAL ADVERSE EFFECT" means any change or effect that, individually or when taken together with all such other changes or effects, are reasonably expected to be materially adverse to the condition (financial or other), business, operations, properties, assets, liabilities, prospects, or results of operations of the Parent and its subsidiaries, taken as a whole.

    4.2 CORPORATE AUTHORIZATION. Each of the Parent and the Purchaser has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance by each of the Parent and the Purchaser of this Agreement and the consummation by the Parent and the Purchaser of the Merger and of the other transactions necessary for such consummation have been duly and validly authorized by the Parent as sole stockholder of the Purchaser and by the Board of Directors of each of the Parent and the Purchaser and no other corporate proceedings on the part of the Parent or the Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by each of the Parent and the Purchaser and constitutes a valid and binding obligation of each of the Parent and the Purchaser, enforceable in accordance with its terms.

    4.3 APPROVALS; NO VIOLATIONS. Except for applicable requirements of the Exchange Act and the HSR Act and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with, and no permit, authorization, consent, or approval of any foreign or domestic public body or authority is necessary for the consummation by the Parent and the Purchaser of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Parent and the Purchaser nor the consummation by the Parent and the Purchaser of the transactions contemplated by this Agreement nor compliance by them with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the organizational documents or bylaws of the Parent or the Purchaser; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration under), any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement, or other instrument or obligation to which the Parent or the Purchaser is a party or by which either of them or any of their respective properties or assets may be bound; or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Parent or the Purchaser or any of their respective properties or assets; except such violations, conflicts, breaches, defaults, terminations, or accelerations referred to in this SECTION 4.3 as are not, individually or in the aggregate, reasonably expected to result in a Parent Material Adverse Effect.

    4.4 NO PRIOR ACTIVITIES. Except for obligations or liabilities incurred in connection with its incorporation or organization, the Offer, or the negotiation and consummation of this Agreement and the transactions contemplated by this Agreement, the Purchaser has not incurred any obligations or liabilities, nor has it engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

    4.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Parent or the Purchaser for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9, the information statement under Section 14(f) of the Exchange Act, or the Proxy Statement will, in the case of the Offer Documents and the Schedule 14D-9, at the respective times the Offer Documents and the Schedule 14D-9 are filed with the SEC or first published, sent, or given to the stockholders of the Company, or, in the case of the Proxy Statement, at the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the meeting of the stockholders of the Company held to vote on approval and adoption of this Agreement and the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by the Parent or the Purchaser with respect to statements made or incorporated by reference in the Offer Documents based on information supplied by the Company for inclusion or incorporation by reference in the Offer Documents.

    4.6 FINANCING. Parent or Purchaser will have available to it at the time required the funds necessary to consummate the Offer, the Merger and the transactions contemplated hereby.

                                   ARTICLE V

                                   COVENANTS

    5.1  CONDUCT OF BUSINESS OF THE COMPANY.

        (a) Except as expressly contemplated by this Agreement and except in cases where, at or after such time as the designees of the Parent constitute a majority of the members of the Board of Directors of the Company and the failure to comply with the covenants set forth in this SECTION 5.1 results from actions, or omissions to act, taken or authorized by such designees, during the period from the date of this Agreement to the Effective Time:

            (i) Each of the Company and its subsidiaries will conduct its business solely in the ordinary course consistent with past practices, except as is reasonably expected to facilitate the consummation of the Offer, the Merger or the transactions contemplated hereby.

            (ii) Neither the Company nor any of its subsidiaries will intentionally take or willfully omit to take any actions that results in or are reasonably expected to result in, a Company Material Adverse Effect.

           (iii) The Company will use its reasonable best efforts to preserve intact the business organization of the Company and each of its subsidiaries, to keep available the services of its and their present officers and key employees and consultants, and to maintain satisfactory relationships with customers, agents, reinsurers, suppliers, and other persons having business relationships with the Company or its subsidiaries.

        (b) Without limiting the provisions of SECTION 5.1(A), except as expressly contemplated by this Agreement and except in cases where, at or after such time as the designees of the Parent constitute a majority of the members of the Board of Directors of the Company and the failure to comply with the covenants set forth in this SECTION 5.1 results from actions, or omissions to act, taken or authorized by such designees, during the period from the date of this Agreement to the Effective Time, neither the Company nor any of its subsidiaries will:

            (i) issue, sell, or dispose of additional shares of capital stock of any class (including the Shares) of the Company or any of its subsidiaries, or securities convertible into or exchangeable for any such shares or securities, or any rights, warrants, or options to acquire any such shares or securities, other than Shares issued upon exercise of options disclosed in Section 3.3, which options cover a total of no more than 3,328,989 Shares;

            (ii) redeem, purchase, or otherwise acquire, or propose to redeem, purchase, or otherwise acquire, any of its outstanding capital stock, or other securities of the Company or any of its subsidiaries;

           (iii) split, combine, subdivide, or reclassify any of its capital stock or declare, set aside, make, or pay any dividend or distribution on any shares of its capital stock except for dividends or distributions to the Company and its subsidiaries from their respective subsidiaries;

            (iv) sell, pledge, dispose of, or encumber any of its assets, except for sales, pledges, dispositions, or encumbrances in the ordinary course of business consistent with past practices or between the Company and its subsidiaries, except as reasonably may be expected to facilitate the consummation of the Offer, the Merger or the transactions contemplated hereby;

            (v) incur or modify any indebtedness or issue any debt securities, or assume, guarantee, endorse, or otherwise as an accommodation become absolutely or contingently responsible for obligations of any other person, or make any loans or advances, other than in the ordinary course of business consistent with past practices;

            (vi) adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreements, trusts, plans, funds, or other arrangements for the benefit or welfare of any director, officer, or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company) increase in any manner the compensation or fringe benefits of any director, officer, or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting or vesting of stock options or stock appreciation rights) or take any action or grant any benefit not expressly required under the terms of any existing agreements, trusts, plans, funds, or other such arrangements or enter into any contract, agreement, commitment, or arrangement to do any of the foregoing; or make or agree to make any payments to any directors, officers, agents, contractors, or employees relating to a change or potential change in control of the Company;

           (vii) acquire by merger, consolidation, or acquisition of stock or assets any corporation, partnership, or other business organization or division or make any investment either by purchase of stock or securities, contributions to capital (other than to wholly-owned subsidiaries), property transfer, or purchase of any material amount of property or assets, in any other person;

          (viii) except as required by this Agreement, adopt any amendments to their respective charters or bylaws or equivalent organizational documents;

            (ix) take any action other than in the ordinary course of business and consistent with past practices, to pay, discharge, settle, or satisfy any claim, liability, or obligation (absolute or contingent, accrued or unaccrued, asserted or unasserted, or otherwise);

            (x) change any method of accounting or accounting practice used by the Company or any of its subsidiaries, except for any change required by reason of a concurrent change in generally accepted accounting principles;

            (xi) revalue in any respect any of its assets, including, without limitation, writing down the value of its portfolio or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices (other than with respect to MatriDigm Corporation);

           (xii) except in the ordinary course of business consistent with past practice, authorize any new capital expenditures;

          (xiii) make any tax election, settle or compromise any federal, state, or local tax liability or consent to the extension of time for the assessment or collection of any federal, state, or local tax, the effect of which would be material;

           (xiv) settle or compromise any pending or threatened suit, action, or claim material to the Company and its subsidiaries taken as a whole or relevant to the transactions contemplated by this Agreement;

           (xv) except as permitted by this Agreement, enter into any agreement, arrangement, or understanding to do any of the foregoing actions in this
       SECTION 5.1, including any agreement, arrangement, or understanding resulting in or providing for a sale of any assets of the Company (other than a sale of assets in the ordinary course of business and consistent with past practices) or a merger or other liquidation, sale, or disposition of the Company; or

           (xvi) voluntarily take any action or willfully omit to take any action that is reasonably expected to make any representation or warranty in Article III untrue or incorrect in any material respect at any time, including as of the date of this Agreement and as of the time of consummation of the Offer and the Effective Time, as if made as of such time.

    5.2 PROXY STATEMENT. Promptly after the execution of this Agreement, the Company and the Parent will cooperate with each other and use all reasonable efforts to prepare, and the Company and the Parent will file with the SEC, as soon as is reasonably practicable after completion of the Offer, a proxy statement, together with a form of proxy, or information statement, with respect to the Special Meeting (as defined in SECTION 5.3), if such Special Meeting is required to be held pursuant to SECTION 5.3. For the purposes of this Agreement, the term "PROXY STATEMENT" means such proxy or information statement filed in final form with the SEC at the time it initially is mailed to the stockholders of the Company and all amendments or supplements thereto, if any, similarly filed and mailed. The parties will use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after filing and, as promptly as practicable after the Proxy Statement has been so cleared, will mail the Proxy Statement to the stockholders of the Company as of the record date for the Special Meeting. The Company represents that none of the information provided or to be provided by it, and the Parent and the Purchaser represent that none of the information provided or to be provided by them, for use in the Proxy Statement will, on the date the Proxy Statement is first mailed to the stockholders of the Company and on the date of the Special Meeting, be false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and the Parent, the Company, and the Purchaser each agrees to correct any information provided by it for use in the Proxy Statement that has become false or misleading in any material respect and file such amendments and supplements as are necessary. The Proxy Statement will comply as to form in all material respects with all applicable requirements of federal securities laws and applicable state laws.

    5.3 ACTION OF STOCKHOLDERS OF THE COMPANY; VOTING AND DISPOSITION OF THE SHARES.

    (a) Promptly after completion of the Offer and if required by applicable law in order to consummate the Merger, the Company will take all action necessary in accordance with the DGCL and the Certificate of Incorporation and Bylaws of the Company, to call a meeting of its stockholders (the "SPECIAL MEETING") with a record date as of which the Parent is the record owner of the Shares purchased pursuant to the Offer at which the stockholders of the Company will consider and vote upon the Merger and this Agreement. Unless the fiduciary duties of the Board of Directors or any Director under applicable law require otherwise, the Proxy Statement will contain the unanimous recommendation of the Board of Directors of the Company that the stockholders of the Company vote to adopt and approve the Merger and this Agreement. The Company will, at the request of the Parent, use all reasonable efforts to obtain from its stockholders proxies in favor of such adoption and approval and to take all other action necessary, or, in the reasonable judgment of the Company and the Parent, helpful to secure the vote or consent of stockholders required by the DGCL to effect the Merger. Notwithstanding the foregoing, in the event that the Parent determines to effect the Merger without a meeting of the stockholders of the Company pursuant to
Section 228 or Section 253 of the DGCL, the parties will take all necessary or appropriate action to cause the Merger to become effective as soon as practicable after expiration of the Offer without a meeting of stockholders, in accordance with either such section of the DGCL.

    (b) At the Special Meeting, the Parent, the Purchaser, and their subsidiaries will vote, or cause to be voted, all of the Shares then owned by any of them in favor of the Merger.

    5.4 ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement and to the fiduciary obligations of the Board of Directors of the Company under applicable law, each of the parties agrees to use their respective reasonable best efforts to take, or cause to be taken, all actions to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including consummation of the Offer, the Merger, and the Financing (as defined in SECTION 5.11)) and to cooperate with each other in connection with the foregoing, including, without limitation, using their respective reasonable best efforts (a) to obtain all necessary waivers, consents, and approvals from other parties to loan agreements, leases, and other contracts,
(b) to obtain all necessary consents, approvals, and authorizations as are required to be obtained under any federal, state, or foreign law or regulations,
(c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement, (d) to prepare and effect all necessary registrations and filings, and (e) to fulfill all conditions to and covenants contained in this Agreement. If, after the Effective Time, any action is necessary to effect the purposes of this Agreement, the proper officers and directors of each party will take all such necessary action.

    5.5 NOTIFICATION OF CERTAIN MATTERS. The Company will give prompt notice to the Parent and the Purchaser, and the Parent and the Purchaser will give prompt notice to the Company, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure is reasonably expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time, (b) any material failure of the Company, the Parent, or the Purchaser, as the case may be, or of any officer, director, employee, or agent of the Company, the Parent, or the Purchaser, to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it under this Agreement, (c) any act, omission to act, event, or occurrence that, with notice, the passage of time, or otherwise, is reasonably expected to result in a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, and (d) any contingent liability of the Company for which it reasonably believes it will, with the passage of time or otherwise, become liable. No such notification will affect the representations or warranties of the parties or the conditions to the obligations of the parties under this Agreement.

    5.6  ACCESS TO INFORMATION.

    (a) From the date of this Agreement to the Effective Time, the Company will, and will cause its subsidiaries, officers, directors, employees, and agents upon reasonable notice to, afford to officers, employees, and agents of the Parent, the Purchaser and their affiliates and, subject to the execution and delivery of a customary confidentiality agreement, the banks, other financial institutions, and investment bankers working with the Parent or the Purchaser, and their respective officers, employees, and agents, complete access at all reasonable times to its officers, employees, agents, properties, books, records, and contracts, and will furnish the Parent, the Purchaser and their affiliates and, subject to the execution and delivery of a customary confidentiality agreement, the banks, other financial institutions, and investments bankers working with the Parent or the Purchaser, all financial, operating, and other data and information as they reasonably request.

    (b) Each of the Parent and the Purchaser will hold and will cause its directors, officers, agents, employees, consultants, and advisors to hold in confidence, unless compelled to disclose by judicial or administrative process or, in the written opinion of its legal counsel, by other requirements of law, all documents and information concerning the Company and its subsidiaries furnished to such persons in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by such persons from sources other than the Company, or its directors, officers, representatives, or affiliates, (ii) in the public domain through no fault of such persons, or (iii) later lawfully acquired by such persons on a non-confidential basis from other sources who are not known by the Parent or the Purchaser to be bound by a confidentiality agreement or otherwise prohibited from transmitting the information to the Parent or the Purchaser by a contractual, legal, or fiduciary obligation) and will not release or disclose such information to any other person, except its directors, officers, agents, employees, consultants, and advisors, in connection with this Agreement who need to know such information. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained and, if requested by or on behalf of the Company, the Parent and the Purchaser will, and will use all reasonable efforts to cause their auditors, attorneys, financial advisors, and other consultants, agents, and representatives to, return to the Company or destroy all copies of written information furnished by the Company to the Parent and the Purchaser or their agents, representatives, or advisors. It is understood that the Parent and the Purchaser will be deemed to have satisfied their obligation to hold such information confidential if they exercise the same care as they take to preserve confidentiality for their own similar information.

    (c) Within ten (10) days following the date hereof, the Company will deliver or cause to be delivered to Purchaser and Parent copies of and any relevant information relating to, and SCHEDULE 5.6(C) setting forth, the following: (i) registered patents, trademarks, service marks, trade names or copyrights, or applications for or licenses (to or from the Company or any of its subsidiaries) with respect to any of the foregoing that are material to the Company and its subsidiaries taken as a whole, that (A) are owned by the Company or any of its subsidiaries, or with respect to which the Company or any of its subsidiaries has any rights, or (B) are used, whether directly or indirectly, by the Company or any of its subsidiaries, and (ii) all Pension Plans and Benefit Plans.

    (d) If the Parent and the Purchaser obtain actual knowledge that the Company is in breach of any representation or warranty contained in this Agreement, the Parent and the Purchase will promptly inform the Company of such breach. However, no investigation pursuant to this SECTION 5.6 will affect any representations or warranties of the parties in this Agreement or the conditions to the obligations of the parties to this Agreement.

    5.7 PUBLIC ANNOUNCEMENTS. The Parent and the Purchaser on the one hand and the Company on the other hand will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Offer, or the other transactions contemplated by this

Agreement, and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or the listing requirements of any securities exchange.

    5.8  OFFICERS' AND DIRECTORS' INDEMNIFICATION.

    (a) The Parent and the Purchaser agree that all rights to indemnification now existing in favor of the directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or bylaws and pursuant to the contracts listed on SCHEDULE 5.8 will, to the extent such rights are in accordance with applicable law, survive the Merger and stay in effect in accordance with their respective terms. Parent hereby guarantees the full and faithful performance by Parent, Purchaser and the Surviving Corporation of their respective obligations set forth in this SECTION 5.8(A).

    (b) In the event any action, suit, proceeding, or investigation relating to this Agreement or to the transactions contemplated by this Agreement is commenced by a third party, whether before or after the Effective Time, the parties to this Agreement agree, subject to the fiduciary duties of the respective Directors of the Company and Parent, to cooperate and use all reasonable efforts to defend against and respond to such action, suit, proceeding, or investigation.

    (c) For a period of three (3) years after the Effective Time, Parent shall cause the Surviving Corporation to maintain officers' and directors' liability insurance for all persons currently covered under the Company's officers' and directors' liability insurance policies, in their capacities as officers and directors, on terms no less favorable to the covered persons than such existing insurance; provided, however, that Parent shall not be required in order to maintain or procure such coverage to pay an annual premium in excess of 200% of the current annual premium paid by the Company for its existing coverage (the "Cap"); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Parent shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap. This SECTION 5.8(C) is intended to be for the benefit of, and shall be enforceable by, the persons referred to above, their heirs and personal representatives, and shall be binding on Parent and its successors and assigns.

    (d) The covenants contained in this SECTION 5.8 will survive the Merger and the Termination of this Agreement as a result thereof, indefinitely.

    5.9 OTHER ACTIONS BY THE COMPANY. If any "fair price," "moratorium," "control share acquisition," or other form of antitakeover statute, regulation, charter provision, or contract is or becomes applicable to the transactions contemplated by this Agreement, the Company and the members of the Board of Directors of the Company will use their reasonable efforts to grant such approvals and take such actions as are necessary under such laws, provisions, or contracts so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute, regulation, provision or contract on the transactions contemplated by this Agreement.

    5.10 AVAILABLE FUNDS. The Parent will at the times required have financing that, together with internally generated or otherwise available funds and Parent's current revolving credit agreement will be sufficient to permit the Purchaser to consummate the Offer and the Merger (the "FINANCING"). The Parent and the Purchaser will use their reasonable best efforts to pursue and obtain the Financing as soon as practicable.

                                   ARTICLE VI
                    CONDITIONS TO CONSUMMATION OF THE MERGER

    The respective obligations of each party to effect the Merger are subject to the satisfaction prior to the Effective Time of the following conditions:

    6.1 STOCKHOLDER APPROVAL. This Agreement will have been adopted and approved by the affirmative vote of the stockholders of the Company in accordance with the Certificate of Incorporation and Bylaws of the Company and with applicable law, unless no stockholder vote is required by law.

    6.2 NO INJUNCTION. No federal or state statute, rule, regulation, injunction, decree, or order will be enacted, promulgated, entered, or enforced that would (i) prohibit consummation of the Merger or of the other transactions contemplated by this Agreement or (ii) impose any material limitation on the ability of the Parent or the Purchaser to exercise all rights of ownership with respect to the Shares; provided that the parties to this Agreement agree to use their respective reasonable best efforts to have any such injunction, decree, or order lifted.

    6.3 OFFER. The Purchaser will have purchased Shares pursuant to the Offer (except that the Purchaser or the Parent in their sole discretion may waive conditions to the Offer).

    6.4 GOVERNMENTAL CONSENTS. The waiting period applicable to the consummation of the Merger under the HSR Act will have expired or been terminated and all filings required to be made prior to the Effective Time with, and all consents, approvals, permits, and authorizations required to be obtained prior to the Effective Time from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will have been made or obtained (as the case may be).

                                  ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

    7.1 TERMINATION. This Agreement may be terminated and the Offer and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any Stockholder approval of the Merger):

        (a) by mutual written consent of the Parent, the Purchaser, and the Company (subject to the provisions of SECTION 1.3(B));

        (b) by the Parent and the Purchaser or the Company if any court of competent jurisdiction or other governmental body has issued a final order, decree, or ruling or taken any other final action restraining, enjoining, or otherwise prohibiting the Merger and such order, decree, ruling, or other action is or has become nonappealable;

        (c) by the Parent and the Purchaser if due to an occurrence or circumstance that has resulted or is reasonably expected to result in a failure to satisfy any of the conditions set forth in ANNEX A, the Purchaser has (i) failed to commence the Offer within five business days following the date of the initial public announcement of the Offer, (ii) terminated the Offer, or (iii) failed to pay for the Shares pursuant to the Offer by January 31, 1999;

        (d) by the Company if (i) there has not been a breach of any material representation, warranty, covenant, or agreement on the part of the Company, and the Purchaser has (A) failed to commence the Offer within five business days following the date of the initial public announcement of the Offer, (B) terminated the Offer, or (C) failed to pay for the Shares pursuant to the Offer by January 31, 1999; provided, that any termination pursuant to this CLAUSE (C) must be made by written notice irrevocably stating the intent of the Company to terminate this Agreement under this SECTION 7.1(D)(I)(C) delivered to the Purchaser and the Parent by 12:00 noon, Dallas time, on January 31, 1999, or (ii) prior to the purchase of Shares pursuant to the Offer, a person or group has made a bona fide offer that the Board of Directors of the Company by a majority vote determines in its good faith judgment and in the exercise of its fiduciary duties, after consultation with its financial and legal advisors, is obligated by its fiduciary duties under applicable law to terminate this Agreement, provided that such termination under this CLAUSE (II) will not be effective until payment of the fee required by SECTION 7.3(B);

        (e) by the Parent and the Purchaser prior to the purchase of Shares pursuant to the Offer, if:

            (i) there has been a breach (which breach is not cured or not capable of being cured prior to the earlier of (A) 10 days following notice to the Company by the Purchaser of such breach or (B) two business days prior to the expiration date of the Offer, as extended from time to time pursuant to the terms of this Agreement) of any representation or warranty on the part of the Company (a) having a Company Material Adverse Effect or (b) such that closing would put the Purchaser or the Parent in conflict with the federal securities law;

            (ii) there has been a breach (which breach is not cured or not capable of being cured prior to the earlier of (A) 10 days following notice to the Company by the Purchaser of such breach or (B) two business days prior to the expiration date of the Offer, as extended from time to time pursuant to the terms of this Agreement) of any covenant or agreement on the part of the Company (a) resulting in a Company Material Adverse Effect or (b) such that closing would put the Purchaser or the Parent in conflict with the federal securities law;

           (iii) the Company engages in negotiations with any person or group (other than the Parent or the Purchaser) that has proposed a Third Party Acquisition (as defined in SECTION 7.3) except to the extent permitted by
       SECTION 8.8;

            (iv) the Company enters into an agreement, letter of intent, or arrangement with respect to a Third Party Acquisition;

            (v) the Board has withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to the Purchaser its approval or recommendation of the Offer, this Agreement, or the Merger or has recommended another offer, or has adopted any resolution to effect any of the foregoing; or

            (vi) the Minimum Conditions have not been satisfied by the expiration date of the Offer and on or prior to such date (A) any person or group (other than the Parent or the Purchaser) has made and not withdrawn a public announcement with respect to a Third Party Acquisition or (B) any person or group (including the Company or any of its affiliates) other than the Parent or the Purchaser has become the beneficial owner of 19.9% (except in bona fide arbitrage transactions) or more of the Shares; or

        (f) by the Company if (i) there has been a breach (which breach is not cured or not capable of being cured prior to the earlier of (A) 10 days following notice to Parent of such breach or (B) two business days prior to the expiration date of the Offer, as extended from time to time pursuant to the terms of this Agreement) of any representation or warranty on the part of the Parent or the Purchaser that materially adversely affects (or materially delays) the consummation of the Offer or (ii) there has been a material breach (which breach is not cured or not capable of being cured prior to the earlier of (A) 10 days following notice to Parent of such breach or (B) two business days prior to the expiration date of the Offer, as extended from time to time pursuant to the terms of this Agreement) of any covenant or agreement on the part of the Parent or the Purchaser that materially adversely affects (or materially delays) the consummation of the Offer.

    7.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to SECTION 7.1, this Agreement will become void and have no effect, without any liability on the part of any party to this Agreement or its affiliates, directors, officers, or stockholders, other than the provisions of this SECTION 7.2 and SECTIONS 5.6(B), 5.8, and 7.3. Nothing contained in this SECTION 7.2 will relieve any party from liability for any breach of this Agreement.

    7.3 FEES AND EXPENSES. (a) In the event the Parent and the Purchaser terminate this Agreement pursuant to SECTIONS 7.1(E)(I) through (V) or the Company terminates this Agreement pursuant to SECTION 7.1(D)(II) or SECTION 7.1(D)(I)(C), the Company will reimburse the Parent, the Purchaser, and their affiliates (not later than one business day after submission of statements together with reasonable documentation therefor) for all out-of-pocket fees and expenses actually incurred by any of them or on their behalf in connection with the Offer and the Merger and the proposed consummation of all transactions contemplated by this Agreement (including, without limitation, costs of advertising, filing fees and fees payable to legal counsel, financial printers, financing sources, investment bankers, counsel to any of the foregoing, and accountants) not in excess of $3,000,000.

        (b) If (i) (A) the Parent and the Purchaser terminate this Agreement pursuant to SECTIONS 7.1(E)(I) through (V) or in circumstances that would permit the Parent and the Purchaser to terminate this Agreement pursuant to SECTIONS 7.1(E)(I) through (V) had a notice of termination specified such SECTIONS 7.1(E)(I) through (V) or (B) if the Company terminates this Agreement pursuant to SECTION 7.1(D)(I)(C) and, within four months after such termination pursuant to clause (A) or clause (B) the Company enters into an agreement, letter of intent, or binding arrangement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs (or within 9 months after such termination if the Third Party Acquisition that occurs or with respect to which an agreement, letter of intent or binding arrangement has been entered into is or is reasonably expected to be a transaction more favorable to the Company's stockholders than the transactions contemplated by this Agreement) or (ii) the Company terminates this Agreement pursuant to
    SECTION 7.1(D)(II), then in either case the Company will pay to the Parent and the Purchaser, within one business day following the execution and delivery of such agreement or letter of intent or the entering into of such an arrangement or the occurrence of such Third Party Acquisition, as the case may be, or simultaneously with such termination pursuant to SECTION 7.1(D)(II), a fee, in cash, of $10,000,000 and reimburse Parent for all out-of-pocket fees and expenses actually incurred by or on behalf of Parent or Purchaser in connection with the Offer and the Merger and the proposed consummation of all the transactions contemplated by this Agreement (including, without limitation, costs of advertising, filing fees and fees payable to legal counsel, financial printers, financing sources, investment bankers, counsel to any of the foregoing, and accountants) not in excess of $3,000,000 (with a credit for amounts, if any, paid under SECTION 7.3(A)).

    For the purposes of this Agreement, "THIRD PARTY ACQUISITION" means the occurrence of any of the following events (i) the acquisition of the Company by merger or otherwise by any person or group other than the Parent, the Purchaser, or any affiliate of the Parent or the Purchaser (a "THIRD PARTY"); (ii) the acquisition by a Third Party of more than 19.9% of the total assets of the Company and its subsidiaries, taken as a whole; (iii) the acquisition by a Third Party of 19.9% or more of the outstanding Shares from the Company or in a transaction or series of related transactions that results in a change of control of the Company; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (v) the acquisition by the Company or any of its subsidiaries of more than 19.9% of the outstanding Shares.

        (c) Except as specifically provided in this SECTION 7.3 each party will bear its own expenses in connection with this Agreement and the transactions contemplated by this Agreement.

    7.4 AMENDMENT. This Agreement may not be amended except in an instrument in writing signed on behalf of all of the parties to this Agreement; PROVIDED, HOWEVER, that after approval of the Merger by the stockholders of the Company, no amendment that would either decrease the Merger Consideration or change any other term or condition of this Agreement, if any such change, alone or in the aggregate, would materially and adversely affect the stockholders of the Company, may be made without the further approval of the stockholders of the Company; PROVIDED, FURTHER, that, after purchase of the Shares pursuant to the Offer, no amendment may be made to SECTION 5.8 without the consent of the indemnified persons.

    7.5 WAIVER. At any time prior to the Effective Time, whether before or after the Special Meeting, any party to this Agreement may (i) subject to the second proviso in SECTION 7.4, extend the time for the performance of any of the obligations or other acts of any other party or parties to this Agreement, (ii) subject to the provisos contained in SECTION 7.4 of this Agreement, waive any inaccuracies in the representations and warranties contained in this Agreement by any other applicable party or in any documents, certificate, or writing delivered pursuant to this Agreement by any other applicable party, or (iii) subject to the provisos contained in SECTION 7.4 of this Agreement, waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party to this Agreement to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

                                  ARTICLE VIII
                                 MISCELLANEOUS

    8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. The representations and warranties made in this Agreement will not survive beyond the Effective Time or the termination of this Agreement, as the case may be. No investigation made, or information received by, any party to this Agreement will affect any representation or warranty made by any other party to this Agreement. The covenants and agreements of the parties to this Agreement will survive in accordance with their terms.

    8.2 BROKERAGE FEES AND COMMISSIONS. The Company hereby represents and warrants to the Parent with respect to the Company and any of its subsidiaries that, except for fees payable to Paul Stoffel (not to exceed $1.3 million) and fees payable to DLJ pursuant to an agreement described in the Offer, and except as disclosed in the Offer, the Parent and the Purchaser hereby represent and warrant to the Company with respect to Parent or any of its subsidiaries that, no person is entitled to receive from the Company, the Parent, the Purchaser or any of their subsidiaries, respectively, any investment banking, brokerage, or finder's fee or fees in connection with this Agreement or any of the transactions contemplated by this Agreement.

    8.3 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, together with the Stock Tender Agreements and all the Schedules and Annexes, (a) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all other prior written agreements and understandings and all prior and contemporaneous oral agreements and understandings between the parties to this Agreement or any of them with respect to the subject matter of this Agreement and (b) will not be assigned by operation of law or otherwise, provided that the Parent may assign its rights and obligations under this Agreement, or those of the Purchaser, including, without limitation, the right to substitute in place of the Purchaser a subsidiary as one of the constituent corporations to the Merger as provided in SECTION 2.1 to any direct or indirect subsidiary of the Parent, but no such assignment will relieve the assigning party of its obligations under this Agreement. Any purported assignment of this Agreement not made in accordance with this SECTION 8.3 will be null, void, and of no effect. No party to this Agreement has relied upon any representation or warranty, oral or written, of any other party to this Agreement or any of their officers, directors, or stockholders except for the representations and warranties contained in this Agreement and the Stock Tender Agreements.

    8.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Upon any final judicial determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties to this Agreement will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement be consummated to the extent possible.

    8.5 NOTICES. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed to have been duly given when delivered in person, by cable, telegram or telex, facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

    (a)  if to the Parent or the Purchaser, to:

       Affiliated Computer Services, Inc.
       2828 N. Haskell, 10th Floor
       Dallas, Texas 75204
       Attention: Jeff A. Rich
       Fax: (214) 821-1014

       and

       Affiliated Computer Services, Inc.
       2828 N. Haskell, 10th Floor
       Dallas, Texas 75204
       Attention: David Black
       Fax: (214) 823-5746

       with a copy to:

       Hughes & Luce, L.L.P.
       1717 Main Street, Suite 2800
       Dallas, Texas 75201
       Attn: David G. Luther, Jr.
       Fax: (214) 939-6100

    (b)  if to the Company, to:

       BRC Holdings, Inc.
       1111 W. Mockingbird Lane
       Suite 1400
       Dallas, Texas 75247
       Attention: Thomas A. Kiraly
       Fax: (214) 689-0317

       with a copy to:

       Arter & Hadden LLP
       1717 Main Street, Suite 4100
       Dallas, Texas 75201
       Attn: Jeffrey M. Sone
       Fax: (214) 741-7139

       or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address will be effective only upon receipt).

    8.6 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

    8.7 SPECIFIC PERFORMANCE. Each of the parties to this Agreement acknowledges and agrees that the other parties to this Agreement would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

Accordingly, each of the parties to this Agreement agrees that each of them will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

    8.8  OTHER POTENTIAL BIDDERS.

    (a) Subject to the next sentence, the Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or encourage (including by way of furnishing information) the initiation of any inquires or proposals regarding a Third Party Acquisition (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"). Notwithstanding the foregoing, nothing contained in this SECTION 8.8(A) or any other provision of this Agreement shall prevent the Board if it determines in good faith, after consultation with, and the receipt of advice from, outside counsel, that it is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating, approving and recommending to the stockholders of the Company an unsolicited bona fide written Acquisition Proposal, or providing information to any third party in connection therewith, which the Board of Directors of the Company determines in good faith (after consultation with its financial advisors and legal counsel) may reasonably result in a transaction more favorable to the Company's stockholders than the transaction contemplated by this Agreement (any Acquisition Proposal meeting such criterion, including those specified in the immediately preceding parenthetical proviso, being referred to herein as a "SUPERIOR PROPOSAL"). Nothing therein shall prohibit the Company from complying with Rules 14d-9 and 14e-2 under the Exchange Act with respect to any other tender offers.

    (b) The Company shall promptly, but in no event later than 24 hours, notify Parent after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

    (c) If the Board receives a request for material nonpublic information by a party who makes an unsolicited bona fide Acquisition Proposal and the Board determines that such proposal, if consummated pursuant to its terms would be a Superior Proposal, then, and only in such case, the Company may, subject to the execution of a confidentiality agreement substantially similar to that then in effect between the Company and Parent, provide such party with access to information regarding the Company.

    (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than the Parent and the Purchaser) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from any confidentiality or standstill agreement to which the Company is a party.

    (e) The Company shall ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section; and shall be responsible for any breach of this SECTION 8.8 by such bankers, advisors and representatives.

    8.9 DESCRIPTIVE HEADINGS; REFERENCES. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References in this Agreement to Sections, Annexes, and Schedules are references to the Sections, Annexes, and Schedules of this Agreement unless the context indicates otherwise.

    8.10 PARTIES IN INTEREST. This Agreement will be binding upon and inure solely to the benefit of each party to this Agreement, and, except as provided in SECTIONS 5.9 and 8.11, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    8.11 BENEFICIARIES. The Parent hereby acknowledges that SECTION 5.8 is intended to benefit the indemnified parties referred to in SECTION 5.8, any of whom will be entitled to enforce SECTION 5.8 against the Surviving Corporation, the Parent or the Company, as the case may be.

    8.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement.

    8.13 OBLIGATIONS. The Parent will perform or cause the Purchaser to perform all of the obligations of the Purchaser under this Agreement, including consummation of the Merger, in accordance with the terms of this Agreement.

    8.14 CERTAIN DEFINITIONS. For the purposes of this Agreement: (a) the term "SUBSIDIARY" means each person in which a person owns or controls, directly or through one or more subsidiaries, 50 percent or more of the stock or other interests having general voting power in the election of directors or persons performing similar functions or more than 50% of the equity interests; (b) the term "PERSON" will be broadly construed to include any individual, corporation, company, partnership, trust, joint stock company, association, or other private or governmental entity; (c) the term "GROUP" has the meaning given in Section 13(d)(3) of the Exchange Act; (d) the term "AFFILIATE" has the meaning given in Rule 144(a)(1) under the Securities Act; and (e) the term "BUSINESS DAY" has the meaning given in Rule 14d-1(c)(6) under the Exchange Act.

    IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed on its behalf by its duly authorized officers, all as of the day and year first above written.

                                          AFFILIATED COMPUTER SERVICES, INC.

                                          By: /s/ MARK A. KING
                                          --------------------------------------
                                          Name: Mark A. King
                                          Title: Executive Vice President,
                                               Chief Financial Officer

                                          ACS ACQUISITION CORPORATION

                                          By: /s/ MARK A. KING
                                          --------------------------------------
                                          Name: Mark A. King
                                          Title: Vice President

                                          BRC HOLDINGS, INC.

                                          By: /s/ JERROLD L. MORRISON
                                          --------------------------------------
                                          Name: Jerrold L. Morrison
                                          Title: President and Chief Operating
                                          Officer

                                    ANNEX A

    Terms used in this ANNEX A have the meanings ascribed to them in the Agreement and Plan of Merger dated as of October 19, 1998 (the " MERGER AGREEMENT").

    Notwithstanding any other provisions of the Offer, the Purchaser will not be required to accept for payment or (subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) relating to the obligation of the Purchaser to pay for or return tendered Shares promptly after the termination or withdrawal of the Offer) to pay for tendered Shares, or may terminate or amend the Offer as provided in the Agreement, or may postpone the acceptance for payment of, or payment for, Shares (whether or not any other Shares have been accepted for payment or paid for pursuant to the Offer) if prior to the expiration of the Offer (i) the Minimum Condition has not been satisfied; (ii) the waiting period under the HSR Act has not expired or been terminated with respect to purchase of the Shares; or (iii) if at any time on or after the date of the Merger Agreement, and at any time before the time of acceptance for payment of any such Shares, any of the following occurs:

        (a) any of the representations or warranties of the Company contained in the Merger Agreement is not true and correct at and as of any date prior to the expiration date of the Offer as if made at and as of such time, except for (i) failures (other than with respect to the Company's investment in MatriDigm) to be true and correct as are not, individually or in the aggregate, reasonably expected to result in a Company Material Adverse Effect; or (ii) failures to comply as are capable of being and are cured prior to the earlier of (A) 10 days after written notice from the Purchaser to the Company of such failure or (B) two business days prior to the expiration date of the Offer;

        (b) the Company has failed to comply with any of its obligations under the Merger Agreement, except for (i) failures to so comply as are not, individually or in the aggregate, reasonably expected to result in a Company Material Adverse Effect; and (ii) failures to comply as are capable of being and are cured prior to the earlier of (A) 10 days after written notice from the Purchaser to the Company of such failure or (B) two business days prior to the expiration date of the Offer;

        (c) the Board of Directors of the Company has withdrawn or modified in any respect adverse to the Purchaser or the Parent its recommendation of the Offer or taken any position inconsistent with such, recommendation;

        (d) the Merger Agreement has been terminated in accordance with its terms;

        (e) the Company has reached an agreement with the Parent or the Purchaser that the Offer or the Merger be terminated or amended;

        (f) any state, federal, or foreign government, or governmental authority has taken any action, or proposed, sought, promulgated, or enacted, or any state, federal, or foreign government or governmental authority or court has entered, enforced, or deemed applicable to the Offer or the Merger, any statute, rule, regulation, judgment, order, or injunction that is reasonably likely to (i) make the acceptance for payment of, the payment for, or the purchase of, some or all of the Shares illegal or otherwise restrict, materially delay, prohibit consummation of, or make materially more costly, the Offer or the Merger, (ii) result in a material delay in or restrict the ability of the Purchaser, or render the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares in the Offer or the Merger, (iii) require the divestiture by the Parent, the Purchaser, or the Company or any of their respective subsidiaries or affiliates of all or any material portion of the business, assets, or property of any of them or any Shares, or impose any material limitation on the ability of any of them to conduct their business and own such assets, properties, and Shares, (iv) impose material limitations on the ability of the Parent or the Purchaser to acquire or hold or to exercise effectively all rights of ownership of the Shares, including the right to vote any Shares acquired by either of them on all matters properly presented to the Stockholders of the Company, (v) impose any limitations on the ability of the Parent, the Purchaser, or any of their respective subsidiaries or affiliates effectively to control in any material respect the business or operations of the Company, the Parent, the Purchaser, or any of their respective subsidiaries or affiliates;

        (g) any change (or any condition, event or development involving a prospective change) has occurred or been threatened in the business, properties, assets, liabilities, capitalization, stockholders' equity, financial condition, operations, licenses or franchises results of operations, or prospects of the Company or any of its subsidiaries, that is reasonably expected to result in a Company Material Adverse Effect;

        (h) there has occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market or quotations for shares traded thereon as reported by the NASDAQ or otherwise, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or (whether or not mandatory), (iii) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States other than as a participant in police actions sponsored by international organizations, (iv) any limitation (whether or not mandatory) by any governmental authority on the extension of credit by banks or other financial institutions, (v) after the date of the Merger Agreement, an aggregate decline of at least 25% in the Dow Jones Industrial Average or Standard & Poor's 500 Index or a decline in either such index of 12 1/2% in any 24-hour period, or (vi) in the case of any of the occurrences referred to in clauses (i) through (iv) existing at the time of the commencement of the Offer, in the reasonable judgment of the Purchaser, a material acceleration or worsening thereof;

        (i) any person or group other than the Parent or the Purchaser and their affiliates has entered into a definitive agreement or an agreement in principle with the Company with respect to a tender offer or exchange offer for any Shares or a merger, consolidation, or other business combination or acquisition with or involving the Company or any of its subsidiaries; or

        (j) any material approval, permit, authorization, consent, or waiting period of any domestic or foreign, governmental, administrative, or regulatory entity.(federal, state, local, provincial or otherwise) has not been obtained or satisfied on terms satisfactory to the Purchaser in its sole discretion that, in the good faith judgment of the Purchaser, makes it inadvisable to proceed with the Offer or with such acceptance for payment of, or payment for, Shares or to proceed with the Merger.

    The foregoing conditions are for the sole benefit of the Purchaser and may be asserted by the Purchaser regardless of the circumstances giving rise to any such condition or may be waived by the Purchaser in whole or in part at any time and from time to time in its sole discretion (subject to the terms of the Agreement). The failure by the Purchaser at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances will not be deemed to waiver with respect to any other facts or circumstances, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time.

                                   ANNEX B-1

Kathy Ayres Esping, individually and as Independent Executor of the Estate of P.E. Esping and as Director of the Esping Family Foundation, Inc.

Paul Stoffel

                                      B1-1

                                   ANNEX B-2
                           (OMITTED FROM THIS FILING)

                                      B2-1

                                   EXHIBIT B

                          Donaldson, Lufkin & Jenrette

              Donaldson, Lufkin & Jenrette Securities Corporation

           277 Park Avenue, New York, New York 10172 - (212) 892-3000

                                October 18, 1998

Board of Directors
BRC Holdings, Inc.
1111 West Mockingbird
Suite 1400
Dallas, TX 75247

Dear Sirs:

    You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.10 per share (the "Shares"), of BRC Holdings, Inc. (the "Company") of the consideration to be received by such stockholders pursuant to the terms of the Agreement and Plan of Merger, to be dated as of October 19, 1998 (the "Agreement"), by and among Affiliated Computer Services, Inc. ("Buyer"), ACS Acquisition Corporation ("MergerCo"), a wholly-owned subsidiary of Buyer, and the Company. Pursuant to the Agreement, MergerCo will commence a tender offer (the "Tender Offer") for 51% of outstanding Shares at a price of $19.00 in cash per Share (the "Offer Price"). The Tender Offer is to be followed by a merger (the "Merger") of MergerCo with and into the Company in which the Shares not tendered into the Tender Offer would be converted, subject to certain exceptions, into the right to receive the Offer Price. The Tender Offer, together with the Merger, is referred to herein as the "Transaction".

    In arriving at our opinion, we have reviewed the draft dated October 15, 1998 of the Agreement. We also have reviewed financial and other information that was publicly available or furnished to us by the Company including information provided during discussions with management and directors of the Company. Included in the information provided during discussions with management were certain financial projections of the Company for the period beginning January 1, 1998 and ending December 31, 2003 prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Shares of the Company, reviewed prices paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We have been engaged by the Board of Directors of the Company and the Company solely to render an opinion as to the fairness from a financial point of view to the holders of Shares of the consideration to be received by such stockholders pursuant to the Transaction. We have not been engaged to assist in negotiating the financial or other terms of the Transaction or to provide advice as to any particular acquisition proposal. In addition, we were not requested to, nor did we, solicit the interest of any other party in acquiring the Company.

    In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or its representatives, or that was otherwise reviewed by us. With respect to the financial projections supplied to us by management of the Company, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. We have not assumed any responsibility for making an independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to certain legal matters on advice of counsel to the Company.

    Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Transaction and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Transaction. This opinion is for the use and benefit of the Board of Directors of the Company in connection with its consideration of the Transaction. Our opinion does not constitute a recommendation to any stockholder as to whether such stockholder should tender Shares pursuant to the Tender Offer or how such stockholder should vote on the proposed Transaction.

    Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ has performed investment banking and other services for the Buyer in the past, including acting as comanager for the Buyer's convertible debt offering in March 1998, and has been paid customary fees for such services.

    Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be received by the holders of Shares pursuant to the Transaction is fair to such stockholders from a financial point of view.

                                                Very truly yours,

                                                DONALDSON, LUFKIN & JENRETTE
                                                SECURITIES CORPORATION

                                                By:                   /s/ TOM C. DAVIS
                                                           -------------------------------------
                                                                        Tom C. Davis
                                                                     MANAGING DIRECTOR

                                   EXHIBIT C

DELAWARE GENERAL CORPORATION LAW

    SECTION 262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the Merger Agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                 BRC HOLDINGS, INC.
                 BOARD OF DIRECTORS PROXY FOR THE SPECIAL MEETING
                  OF STOCKHOLDERS AT 9:00 A.M. FEBRUARY 11, 1999
                      2828 NORTH HASKELL, DALLAS, TEXAS 75204

     ---------------------------------------------------------------------
                             --------------------

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1.

     The undersigned stockholder of BRC Holdings, Inc. (the "Company") hereby appoints Jeffrey A. Rich and David W. Black or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Special Meeting and at any adjournment(s) thereof:

                  (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                             (CONTINUED FROM REVERSE SIDE)

     (1) Approval and adoption of the Agreement and Plan of Merger, dated as of October 19, 1998 (the "Merger Agreement"), among the Company,
          ACS Acquisition Corporation, a Delaware corporation (the "Purchaser"), and Affiliated Computer Services, Inc., a Delaware corporation (the "Parent"), and the merger of Purchaser with and into the Company as contemplated by the Merger Agreement.

              / / FOR                / / AGAINST               / / ABSTAIN

     ---------------------------------------------------------------------

     (2) In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.




     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1), THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (2). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

     Receipt herewith of the Company's Notice of Meeting and Proxy Statement, dated January 8, 1999, is hereby acknowledged.

                                       Dated: ____________________, 1999

                                       _________________________________

                                       _________________________________
                                        (Signature(s) of Shareholder(s))

                                       (Joint owners must EACH sign.  Please
                                       sign EXACTLY as your name(s)
                                       appear(s) on this card.  When signing
                                       as attorney, trustee, executor,
                                       administrator, guardian or corporate
                                       officer, please give your FULL title.)

                                       PLEASE SIGN, DATE AND MAIL TODAY.

    PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.